                                  EXHIBIT 2.1



                                                                 EXECUTION COPY



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                           STOCK PURCHASE AGREEMENT

                                BY AND BETWEEN

                              TANDY CORPORATION,

                                  AS SELLER,

                                     AND

                                COMPUSA INC.,

                                  AS BUYER,

                         FOR THE PURCHASE AND SALE OF

                       ALL OUTSTANDING CAPITAL STOCK OF

                             COMPUTER CITY, INC.,

                            A DELAWARE CORPORATION





                        -----------------------------

                          DATED AS OF JUNE 21, 1998

                        -----------------------------


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


                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
ARTICLE I.  SALE AND PURCHASE. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.1.  Agreement to Sell and to Purchase . . . . . . . . . . . . . . . .1
     SECTION 1.2.  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.3.  Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . .2
     SECTION 1.4.  Preliminary Purchase Price; Payment . . . . . . . . . . . . . . .2
     SECTION 1.5.  Post-Closing Adjustment to Preliminary
                     Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . .4


ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF THE SELLER. . . . . . . . . . . . . .6
     SECTION 2.1.  Corporate Organization. . . . . . . . . . . . . . . . . . . . . .6
     SECTION 2.2.  Capitalization; Title to the Shares . . . . . . . . . . . . . . .7
     SECTION 2.3.  Subsidiaries and Equity Investments;
                     Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . .8
     SECTION 2.4.  Validity of Agreement; Authorization. . . . . . . . . . . . . . .9
     SECTION 2.5.  No Conflict or Violation. . . . . . . . . . . . . . . . . . . . 10
     SECTION 2.6.  Consents and Approvals. . . . . . . . . . . . . . . . . . . . . 10
     SECTION 2.7.  Financial Statements. . . . . . . . . . . . . . . . . . . . . . 10
     SECTION 2.8.  Absence of Certain Changes or Events. . . . . . . . . . . . . . 11
     SECTION 2.9.  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     SECTION 2.10.  Absence of Undisclosed Liabilities . . . . . . . . . . . . . . 16
     SECTION 2.11.  Interests in Real Property . . . . . . . . . . . . . . . . . . 16
     SECTION 2.12.  Personal Property. . . . . . . . . . . . . . . . . . . . . . . 18
     SECTION 2.13.  Intangible Assets. . . . . . . . . . . . . . . . . . . . . . . 19
     SECTION 2.14.  Licenses, Permits and Governmental
                      Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . 20
     SECTION 2.15.  Compliance with Law. . . . . . . . . . . . . . . . . . . . . . 21
     SECTION 2.16.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     SECTION 2.17.  Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     SECTION 2.18.  Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 2.19.  Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . 24
     SECTION 2.20.  Employee Plans . . . . . . . . . . . . . . . . . . . . . . . . 25
     SECTION 2.21.  Customers and Suppliers. . . . . . . . . . . . . . . . . . . . 28
     SECTION 2.22.  Bonds and Insurance. . . . . . . . . . . . . . . . . . . . . . 28
     SECTION 2.23.  Transactions with Directors, Officers
                      and Affiliates . . . . . . . . . . . . . . . . . . . . . . . 29
     SECTION 2.24.  Change in Ownership. . . . . . . . . . . . . . . . . . . . . . 30
     SECTION 2.25.  Environmental Matters. . . . . . . . . . . . . . . . . . . . . 30
     SECTION 2.26.  Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 2.27.  Products Liability . . . . . . . . . . . . . . . . . . . . . . 33
     SECTION 2.28.  Accounts Payable . . . . . . . . . . . . . . . . . . . . . . . 34
     SECTION 2.29.  Vendor Debits. . . . . . . . . . . . . . . . . . . . . . . . . 35
     SECTION 2.30.  Accuracy of Information. . . . . . . . . . . . . . . . . . . . 35
     SECTION 2.31.  Investment Representations . . . . . . . . . . . . . . . . . . 35
     SECTION 2.32.  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

                                      (i)

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE BUYER. . . . . . . . . . . . . 36
     SECTION 3.1.  Corporate Organization. . . . . . . . . . . . . . . . . . . . . 36
     SECTION 3.2.  Validity of Agreement; Authorization. . . . . . . . . . . . . . 36
     SECTION 3.3.  No Conflict or Violation. . . . . . . . . . . . . . . . . . . . 37
     SECTION 3.4.  Consents and Approvals. . . . . . . . . . . . . . . . . . . . . 37
     SECTION 3.5.  SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     SECTION 3.6.  Financial Statements. . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 3.7.  No Material Adverse Change. . . . . . . . . . . . . . . . . . . 38
     SECTION 3.8.  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39


ARTICLE IV.  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     SECTION 4.1.  HSR Act Compliance. . . . . . . . . . . . . . . . . . . . . . . 39
     SECTION 4.2.  Certain Changes and Conduct of Business . . . . . . . . . . . . 39
     SECTION 4.3.  Access to Properties and Records. . . . . . . . . . . . . . . . 43
     SECTION 4.4.  Negotiations. . . . . . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 4.5.  Consents and Approvals. . . . . . . . . . . . . . . . . . . . . 44
     SECTION 4.6.  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 4.7.  Reasonable Efforts. . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 4.8.  Notice of Breach. . . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 4.9.  Non-Competition . . . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 4.10.  Confidential Information . . . . . . . . . . . . . . . . . . . 46
     SECTION 4.11.  Transfer of Seller Note. . . . . . . . . . . . . . . . . . . . 46
     SECTION 4.12.  Amended Schedules. . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 4.13.  Lease Cancellation . . . . . . . . . . . . . . . . . . . . . . 47
     SECTION 4.14.  Benefit and Compensation Plans . . . . . . . . . . . . . . . . 48
     SECTION 4.15.  Assigned Intellectual Property Rights. . . . . . . . . . . . . 49
     SECTION 4.17.  Transitional Services. . . . . . . . . . . . . . . . . . . . . 49
     SECTION 4.18.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     SECTION 4.19.  Contribution of Certain Assets . . . . . . . . . . . . . . . . 50
     SECTION 4.20.  Company's Credit Card Program. . . . . . . . . . . . . . . . . 50
     SECTION 4.21.  Real Property Leases . . . . . . . . . . . . . . . . . . . . . 52


ARTICLE V.  TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     SECTION 5.1.  Section 338(h)(10) Election . . . . . . . . . . . . . . . . . . 53
     SECTION 5.2.  Tax Indemnity and Tax Return Filings. . . . . . . . . . . . . . 55
     SECTION 5.3.  Other Tax Matters . . . . . . . . . . . . . . . . . . . . . . . 59
     SECTION 5.4.  Retention of Carryovers . . . . . . . . . . . . . . . . . . . . 59
     SECTION 5.5.  Retention of Books, Records, Tax Software
                     and Reference Materials . . . . . . . . . . . . . . . . . . . 59


ARTICLE VI.  CONDITIONS TO OBLIGATIONS OF THE BUYER. . . . . . . . . . . . . . . . 60
     SECTION 6.1.  Representations and Warranties of the
                     Seller. . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     SECTION 6.2.  Performance of the Seller's Obligations . . . . . . . . . . . . 60
     SECTION 6.3.  Consents and Approvals. . . . . . . . . . . . . . . . . . . . . 60
     SECTION 6.4.  HSR.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     SECTION 6.5.  No Violation of Orders. . . . . . . . . . . . . . . . . . . . . 61
     SECTION 6.6.  No Material Adverse Change. . . . . . . . . . . . . . . . . . . 61
     SECTION 6.7.  Other Closing Matters . . . . . . . . . . . . . . . . . . . . . 61

                                     (ii)

     SECTION 6.8.  Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . 61
     SECTION 6.9.  Intellectual Property Assignment. . . . . . . . . . . . . . . . 62


ARTICLE VII.  CONDITIONS TO OBLIGATIONS OF THE SELLER. . . . . . . . . . . . . . . 62
     SECTION 7.1.  Representations and Warranties of the
                     Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     SECTION 7.2.  Performance of the Buyer's Obligations. . . . . . . . . . . . . 62
     SECTION 7.3.  HSR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     SECTION 7.4.  Consents and Approvals. . . . . . . . . . . . . . . . . . . . . 62
     SECTION 7.5.  No Violation of Orders. . . . . . . . . . . . . . . . . . . . . 63
     SECTION 7.6.  No Material Adverse Change. . . . . . . . . . . . . . . . . . . 63
     SECTION 7.7.  Other Closing Documents . . . . . . . . . . . . . . . . . . . . 63
     SECTION 7.8.  Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . 63


ARTICLE VIII.  TERMINATION AND ABANDONMENT . . . . . . . . . . . . . . . . . . . . 64
     SECTION 8.1.  Methods of Termination; Upset Date. . . . . . . . . . . . . . . 64
     SECTION 8.2.  Procedure Upon Termination. . . . . . . . . . . . . . . . . . . 65
     SECTION 8.3.  Termination Fee . . . . . . . . . . . . . . . . . . . . . . . . 65


ARTICLE IX.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     SECTION 9.1.  Coverage. . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     SECTION 9.2.  Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . 67


ARTICLE X.  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . 68
     SECTION 10.1.  Survival of Provisions . . . . . . . . . . . . . . . . . . . . 68
     SECTION 10.2.  Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     SECTION 10.3.  Successors and Assigns; No
                      Third-Party Beneficiaries. . . . . . . . . . . . . . . . . . 69
     SECTION 10.4.  Investment Bankers, Financial
                      Advisors, Brokers and Finders. . . . . . . . . . . . . . . . 69
     SECTION 10.5.  Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . 70
     SECTION 10.6.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
     SECTION 10.7.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . 71
     SECTION 10.8.  Waivers and Amendments . . . . . . . . . . . . . . . . . . . . 72
     SECTION 10.9.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . 72
     SECTION 10.10. Titles and Headings. . . . . . . . . . . . . . . . . . . . . . 72
     SECTION 10.11. Signatures and Counterparts. . . . . . . . . . . . . . . . . . 72
     SECTION 10.12. Enforcement of the Agreement . . . . . . . . . . . . . . . . . 73
     SECTION 10.13. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 73




                                    (iii)

EXHIBITS
--------

EXHIBIT A      FORM OF SELLER NOTE


SELLER DISCLOSURE SCHEDULE
--------------------------
SECTION 2.1    CORPORATE ORGANIZATION
SECTION 2.3    SUBSIDIARIES AND EQUITY INVESTMENTS
SECTION 2.5    CONFLICTS OR VIOLATIONS
SECTION 2.6    CONSENTS AND APPROVALS
SECTION 2.7    FINANCIAL STATEMENTS
SECTION 2.8    CERTAIN CHANGES OR EVENTS
SECTION 2.9    TAX MATTERS
SECTION 2.10   UNDISCLOSED LIABILITIES
SECTION 2.11   REAL PROPERTY INTERESTS
SECTION 2.12   PERSONAL PROPERTY
SECTION 2.13   TRADEMARKS, TRADE NAMES AND KNOW-HOW
SECTION 2.14   LICENSES, PERMITS AND GOVERNMENTAL APPROVAL
SECTION 2.15   COMPLIANCE WITH LAWS
SECTION 2.16   LITIGATION
SECTION 2.17   CONTRACTS
SECTION 2.18   ACCOUNTS RECEIVABLE
SECTION 2.20   EMPLOYEE PLANS
SECTION 2.21   CUSTOMERS, SUPPLIERS AND COMPETITORS
SECTION 2.22   INSURANCE
SECTION 2.23   TRANSACTIONS WITH DIRECTORS, OFFICERS
               AND AFFILIATES
SECTION 2.25   ENVIRONMENTAL MATTERS
SECTION 2.26   LABOR MATTERS
SECTION 4.2    CERTAIN CHANGES AND CONDUCT OF BUSINESS
SECTION 4.16   PRE-CLOSING DIVIDEND

BUYER DISCLOSURE SCHEDULE
-------------------------

SECTION 3.3    BUYER CONFLICTS OR VIOLATIONS
SECTION 3.4    BUYER CONSENTS AND APPROVALS
SECTION 6.3    CONSENTS AND APPROVALS (BUYER CLOSING CONDITION)
SECTION 7.4    CONSENTS AND APPROVALS (SELLER CLOSING CONDITION)


                                     (iv)

                           STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of this 21ST day of June, 1998, by and between Tandy Corporation, a Delaware corporation (the "SELLER"), and CompUSA Inc., a Delaware corporation (the "BUYER").

                             W I T N E S S E T H:

          WHEREAS, the Seller owns 100% of the issued and outstanding shares of Series A and Series B Common Stock of Computer City, Inc. (the "COMPANY") (all such shares of capital stock are referred to herein as the "SHARES");

          WHEREAS, the Buyer desires to purchase the Shares from the Seller, and the Seller desires to sell the Shares to the Buyer, in each case upon the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

                                  ARTICLE I.
                              SALE AND PURCHASE

          SECTION 1.1. AGREEMENT TO SELL AND TO PURCHASE. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Seller shall sell, assign, transfer, convey and deliver the Shares, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions, to the Buyer, and the Buyer shall purchase and accept the Shares from the Seller.

          SECTION 1.2. CLOSING. The closing of such sale and purchase (the "CLOSING") shall take place at 10:00 A.M., on the last day of the month during which the conditions to Closing set forth in Articles VI and VII hereof (other than the conditions with respect to actions the respective parties will take at the Closing itself) are satisfied, but not earlier than 60 days after the date hereof, or at such other time and date as the parties hereto shall agree in writing (the "CLOSING DATE"), at the offices of Thompson & Knight, P.C., 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201, or at such other place as the parties hereto shall agree in writing. At the Closing, the Seller shall deliver to the Buyer or its designees stock certificates representing the Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank, with all taxes, direct or indirect, attributable to the transfer of such Shares paid or provided for. In full consideration and exchange for the Shares, the Buyer shall thereupon pay to the Seller the Purchase Price as provided in
Section 1.3 hereof.

          SECTION 1.3. PURCHASE PRICE. Subject to the terms and conditions set forth in this Agreement, the aggregate purchase price (the "PURCHASE PRICE") to be paid to the Seller for the Shares shall be an amount equal to the Adjusted Net Book Value (as defined below) MINUS $12,500,000, payable as provided herein.

          SECTION 1.4.  PRELIMINARY PURCHASE PRICE; PAYMENT.

          (a) PRELIMINARY PURCHASE PRICE. The Seller shall prepare and deliver to the Buyer at least five Business Days prior to the Closing Date an estimated consolidated balance sheet (the "PRELIMINARY CLOSING BALANCE SHEET") for the Company as of the Closing Date (the "PRELIMINARY CLOSING BALANCE SHEET DATE"). As used in this Agreement, the term "BUSINESS DAY" shall mean any day except a Saturday, Sunday or other day on which commercial banking institutions in the City of Dallas are authorized by law or executive order to close. The Preliminary Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles for financial reporting in the United States ("GAAP") applied on a basis consistent with, and following the accounting principles, procedures, policies and methods employed in preparing, the 1997 Financial Statements (as defined in Section
2.7 hereof), it being understood that the balances reflected in the Preliminary Closing Balance Sheet shall represent the Seller's best estimates of balances as of the Closing Date and shall be based on the best information then available. As used in this Agreement, the term "ADJUSTED NET BOOK VALUE" shall mean the consolidated stockholder's equity of the Company as reflected in the Preliminary Closing Balance Sheet and Final Closing Balance Sheet, adjusted as follows: (i) there shall be included as liabilities of the Company (x) all severance obligations, termination payments or similar liabilities to Company employees arising as a result of the transactions contemplated hereby other than such obligations, payments or liabilities arising out of actions taken by the Buyer or the Company after the Closing Date and (y) all fees and expenses incurred by the Company in connection with the consummation of the transactions contemplated hereby; (ii) there shall be deemed to be contributed to the capital of the Company the entire outstanding principal of, and accrued and unpaid interest on, all intercompany notes and payables of the Company payable to Seller or any Affiliate (as hereinafter defined) which are outstanding as of the Closing Date (the "INTERCOMPANY PAYABLES"), all of which obligations of the Company thereunder shall be deemed to be satisfied as of the Closing Date; (iii) no value shall be attributed to the Assigned Intellectual Property Rights (as defined in Section 4.15 hereof); (iv)any write down of assets arising from the application of Statement of Financial Accounting Standards No. 121 after the date of the Interim Balance Sheet shall be excluded from the calculation of Adjusted Net Book Value; (v) any prepaid insurance as of the Closing Date shall not be included as an asset; and (vi) such balance sheets shall give effect to the transactions contemplated by Sections 4.15, 4.16 and 4.19. The Seller represents that the aggregate amount of Intercompany Payables outstanding as of May 31, 1998 was $130,386,304.40. On the Closing Date, the Seller shall surrender to the Company for cancellation all notes, instruments and agreements, if any, evidencing the Intercompany Payables. The Buyer acknowledges that the Company has outstanding indebtedness. Seller agrees that on or prior to Closing it will repay in full all indebtedness under the Credit Agreement dated December 19, 1997 between the Company, NationsBank of Texas, N.A. and other Lenders (the "Company Credit Agreement"), and that it will take all action necessary to terminate such agreement effective as of the Closing Date with no further obligation or liability of the Company or any Subsidiary thereunder.

          (b) PAYMENT. The Buyer shall pay on the Closing Date, in the manner specified below, an amount equal to the Adjusted Net Book Value as of the Preliminary Closing Balance Sheet Date, MINUS $12,500,000 (the "PRELIMINARY PURCHASE PRICE"). Such payment shall be made by (i) the Buyer delivering to the Seller a subordinated promissory note in the principal amount of $150,000,000 in the form attached as Exhibit A hereto (the "SELLER NOTE"), (ii) the Buyer making a cash payment, by wire transfer in immediately available funds to an account or accounts designated by the Seller (which account or accounts shall be designated by the Seller not less than two (2) Business Days prior to the Closing Date), of an amount equal to the Preliminary Purchase Price MINUS $150,000,000; PROVIDED, HOWEVER, that if the Preliminary Purchase Price is less than $150,000,000, then, on the Closing Date, in lieu of the cash payment referred to in clause (ii) of this sentence, the Seller shall make a cash payment to the Buyer, by wire transfer in immediately available funds to an account or accounts designated by the Buyer (which account or accounts shall be designated by the Buyer not less than two (2) Business Days prior to the Closing Date), of an amount equal to the amount by which $150,000,000 exceeds the Preliminary Purchase Price.

          SECTION 1.5. POST-CLOSING ADJUSTMENT TO PRELIMINARY PURCHASE PRICE. The Preliminary Purchase Price shall be subject to adjustment after the Closing as follows:

          (a)  FINAL BALANCE SHEET.

               (i) As soon as practicable, but not later than 60 calendar days after the Closing Date, the Seller shall deliver to the Buyer the audited consolidated balance sheet (the "FINAL CLOSING BALANCE SHEET") of the Company as at the Preliminary Closing Balance Sheet Date. The Final Closing Balance Sheet shall be examined by and accompanied by the report of Price Waterhouse LLP, independent certified public accountants. The Seller warrants that the Final Closing Balance Sheet shall be prepared in accordance with GAAP, applied on a basis consistent with, and following the accounting principles, procedures, policies and methods employed in preparing, the 1997 Financial Statements.

               (ii) The Final Closing Balance Sheet shall be examined by the Buyer, which shall, not later than 30 calendar days after receipt of the Final Closing Balance Sheet, render a written report thereon (the "FINAL CLOSING BALANCE SHEET REPORT"). The Seller agrees that the Buyer and Ernst & Young LLP shall have immediate access to the books and records, other financial information (including the working papers of Price Waterhouse LLP) and appropriate financial personnel of the Seller which the Buyer reasonably deems necessary or advisable for the Final Closing Balance Sheet Report. The Final Closing Balance Sheet Report shall list those items the Buyer disputes, the Buyer's proposed adjustments and an adjusted balance sheet reflecting such adjustments. If the Buyer fails to deliver to the Seller the Final Closing Balance Sheet Report within 30 calendar days following receipt of the Final Closing Balance Sheet or the Buyer acknowledges in writing that the Final Closing Balance Sheet is accurate, the Buyer shall be deemed to have accepted the Final Closing Balance Sheet for the purposes of any Purchase Price adjustment under Section 1.5(b). If the Seller does not give the Buyer notice within 20 calendar days following receipt of the Final Closing Balance Sheet Report (which notice disputes the Buyer's proposed adjustments or proposes in writing other adjustments supported in writing by the Seller's independent accountant's as a result of the adjustments proposed by the Buyer) or the Seller acknowledges in writing that the Final Closing Balance Sheet as adjusted by the Buyer is accurate, the Seller shall be deemed to have accepted the Final Closing Balance Sheet as adjusted for the purposes of any Purchase Price adjustment under Section 1.5(b).

               (iii) If the Seller gives the Buyer notice of objections to the Final Closing Balance Sheet Report, and if the Buyer and the Seller are unable, within 15 calendar days after receipt by the Buyer of the notice of objections by the Seller, to resolve the disputed exceptions and such other proper adjustments raised by the Seller in connection therewith, all such disputed items and proper adjustment will be referred to another firm of independent certified public accountants ("INDEPENDENT ACCOUNTING FIRM") mutually acceptable to the Seller and the Buyer unless the Buyer notifies the Seller by the end of such 15 day period that the Buyer elects to withdraw the objections raised by it in the Final Closing Balance Sheet Report, in which case the Final Closing Balance Sheet shall be deemed accepted by the parties for the purposes of any Purchase Price adjustment under Section 1.5(b). The Independent Accounting Firm shall, within 60 days following its selection, deliver to the Seller and the Buyer a written report determining such disputed exceptions, and its determinations will be conclusive and binding upon the parties to this Agreement for the purposes of any Purchase Price adjustment under Section 1.5(b). The fees and disbursements of the Independent Accounting Firm acting under this Section shall be shared equally by the Buyer and the Seller.

               (b) PURCHASE PRICE ADJUSTMENT. Within two Business Days following the final determination of the Final Closing Balance Sheet pursuant to Section 1.5(a), (i) if the Preliminary Purchase Price exceeded an amount equal to (x) the Adjusted Net Book Value as reflected on the Final Closing Balance Sheet MINUS (y) $12,500,000 (such sum being referred to herein as the "RECOMPUTED PURCHASE PRICE"), the Seller shall pay to the Buyer in cash such excess amount, plus interest on such excess amount from and including the Closing Date through the date of payment referred to in this Section 1.5(b) at an annual rate equal to 7.5%, calculated on the basis of a 365-day year or for the actual days elapsed, in immediately available funds to an account designated by the Buyer, or (ii) if the Preliminary Purchase Price was less than the Recomputed Purchase Price, the Buyer shall pay to the Seller in cash such excess amount, plus interest on such excess amount from and including the Closing Date through the date of payment referred to in this Section 1.5(b) at an annual rate equal to 7.5%, calculated on the basis of a 365-day year or for the actual days elapsed, in immediately available funds to an account designated by the Buyer.

                                 ARTICLE II.
                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Seller hereby represents, warrants and agrees as follows:

          SECTION 2.1. CORPORATE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and all governmental licenses, authorizations, permits, consents and approvals to own its properties and assets and to conduct its businesses as now conducted, except where the failure to have such licenses, authorizations, permits, consents and approvals would not have a Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined). Section 2.1 to the Seller Disclosure Schedule sets forth all of the jurisdictions in which the Company is qualified to do business. Copies of the Articles of Incorporation and by-laws of the Company, with all amendments thereto to the date hereof, have been furnished by the Seller to the Buyer or its representatives, and such copies are accurate and complete as of the date hereof.

          SECTION 2.2. CAPITALIZATION; TITLE TO THE SHARES. The authorized capital stock of the Company consists of 30,000,000 shares of Series A Common Stock, 25,000,000 shares of Series B Common Stock, and 5,000,000 shares of Preferred Stock, of which 30,000,000 shares of Series A Common Stock, 20,000,000 shares of Series B Common Stock and no shares of Preferred Stock are issued and outstanding. All of the Shares are owned of record and beneficially by the Seller. The Shares have been duly authorized and validly issued and are fully paid and nonassessable and no personal liability attaches to the ownership thereof. The Shares represent all of the issued and outstanding shares of capital stock of the Company, and except for this Agreement, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire the Shares, any unissued or treasury shares of capital stock of the Company, any outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding Shares or any securities convertible into or exchangeable for any shares of capital stock of the Company. The Seller has valid and marketable title to all the Shares, and the sale and transfer of the Shares by the Seller to the Buyer hereunder will vest title to the Shares in the Buyer free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions of any nature whatsoever. Prior to the Closing Date, (i) the Company's 1997 Incentive Stock Plan shall be terminated, (ii) all stock options ("Company Stock Options") under the Company's 1997 Incentive Stock Plan shall be canceled and become null and void, (iii) that certain Management Agreement (the "Management Agreement"), dated as of July 17, 1997, between the Company, Eureka Venture Partners III, a Texas limited liability company ("Eureka"), and certain members of management of the Company named therein, shall be "terminated" (as defined in the Company's 1997 Incentive Stock Plan), (iv) that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated July 17, 1997, by and between Eureka, the Seller and the Company shall be terminated and of no further force and effect, (v) Eureka shall have ceased to provide the day-to-day management of the Company as contemplated by the Stock Purchase Agreement, (vi) Eureka shall have ceased to own at least 19.9 percent of the total issued and outstanding common stock of the Company,
(vii) Seller shall have reacquired all of the capital stock of the Company purchased by Eureka pursuant to the Stock Purchase Agreement and (viii) the Warrant issued to Eureka pursuant to the Stock Purchase Agreement shall have been canceled, in each case without any liability or future obligation on the part of the Company in respect thereof, including any obligation to issue securities of the Company.

          SECTION 2.3.  SUBSIDIARIES AND EQUITY INVESTMENTS; AFFILIATES.  (a)
Section 2.3(a) of the Seller Disclosure Schedule sets forth: (i) the name of each corporation of which the Company owns, directly or indirectly, shares of capital stock having in the aggregate 50% or more of the total combined voting power of the issued and outstanding shares of capital stock entitled to vote generally in the election of directors of such corporation (each corporation so owned by the Company hereinafter referred to, individually, as a "SUBSIDIARY", and collectively, as the "SUBSIDIARIES"); (ii) the name of each corporation, partnership, joint venture or other entity (other than the Subsidiaries) in which the Company has, or pursuant to any agreement has the right to acquire at any time by any means, directly or indirectly, an equity interest or investment; (iii) in the case of each corporation described in clauses (i) and (ii) above, (A) the jurisdiction of incorporation, (B) the capitalization thereof and the percentage of each class of capital voting stock owned by the Company or another Subsidiary, (C) a description of any contractual limitations on the holder's ability to vote or alienate such securities, (D) a description of any outstanding options or other rights to acquire securities of such corporation and (E) a description of any other contractual charge or impediment which would materially limit or impair the Company's ownership of such entity or interest or its ability effectively to exercise the full rights of ownership of such entity or interest; and (iv) in the case of each unincorporated entity described in clause (ii) above, information substantially equivalent to that provided pursuant to clause (iii) above with regard to corporate entities.

          (b) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. Each Subsidiary is duly qualified to do business as a foreign corporation in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned of record and beneficially, directly or indirectly, by the Company or another Subsidiary, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions. There are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock of any Subsidiary.

          SECTION 2.4. VALIDITY OF AGREEMENT; AUTHORIZATION. The Seller has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Seller, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Seller and no other corporate action on the part of the Seller is necessary to authorize the execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity.

          SECTION 2.5.  NO CONFLICT OR VIOLATION. Except as set forth in
Section 2.5 of the Seller Disclosure Schedule, the execution, delivery and performance by the Seller of this Agreement does not and will not violate or conflict with any provision of the respective charter documents or by-laws of the Company, any Subsidiary or the Seller and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or result in the termination of, or accelerate the performance required by, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Seller, any Subsidiary or the Company is a party or by which any of them is bound or to which any of their respective properties or assets is subject, or result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of the Company, or result in the cancellation, modification, revocation or suspension of any Licenses (as hereinafter defined).

          SECTION 2.6. CONSENTS AND APPROVALS. Section 2.6 of the Seller Disclosure Schedule sets forth a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required of or to be made by the Company, any Subsidiary or the Seller in connection with the execution, delivery and performance of this Agreement.

          SECTION 2.7. FINANCIAL STATEMENTS. (a) The Seller has heretofore furnished to the Buyer copies of (i) the audited balance sheet of the Company as of December 31, 1997, together with the related statements of income, stockholders' equity and cash flow for the period then ended and the notes thereto, if any; (ii) the audited balance sheets of the Company as of the fiscal year ended December 31, 1996, together with the related statements of income, stockholders' equity and cash flow for the two years in the period ended December 31, 1996 and the notes thereto; and (iii) the unaudited balance sheet of the Company as of May 31, 1998 (the "INTERIM BALANCE SHEET") (the audited financial statements listed in clause (i) above being hereinafter referred to as the "1997 FINANCIAL STATEMENTS"; and all financial statements referred to in clauses (i), (ii) and (iii) above being hereinafter collectively referred to as the "FINANCIAL STATEMENTS"). The Financial Statements, including, in the case of the audited Financial Statements, the notes thereto: (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; (ii) present fairly the consolidated financial position, and, in the case of the audited Financial Statements, results of operations and changes in cash flow of the Company as of such dates and for the periods then ended (subject, in the case of the unaudited interim Financial Statements, to normal year-end adjustments consistent with prior periods); and (iii) are complete, correct and in accordance with the books of account and records of the Company.

          (b) Except as disclosed on Section 2.7 of the Seller Disclosure Schedule, the Company has no assets, properties or liabilities other than assets and properties obtained and liabilities incurred in the ordinary course of business since the date of the Interim Balance Sheet.

          (c) Except as disclosed in Section 2.7 of the Disclosure Schedule, the Company has no commitments involving amounts in excess of $25,000 to make any capital expenditures or to invest, advance or loan any monies to any persons or to make any similar commitments with respect to outstanding bids or proposals.

          SECTION 2.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 2.8 of the Seller Disclosure Schedule, since December 31, 1997, the business of the Company and each of the Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been any:

          (a) Change made in the Company's or any Subsidiary's authorized capital or outstanding securities;

          (b) Issuance, sale, delivery of, or agreement to issue, sell, or deliver, any capital stock, bonds, or other securities of the Company or any Subsidiary (whether authorized and unissued or held in treasury), or grant of, or agreement to grant, any options, warrants, or other rights of the Company or any Subsidiary calling for the issue, sale, or delivery thereof;

          (c) Borrowing of, or agreement to borrow, any funds by the Company or any Subsidiary, except borrowings incurred or agreements made in the ordinary course of business or borrowings under the Company Credit Agreement, none of which, individually or in the aggregate, are material;

          (d) Other than in the ordinary course of business consistent with past practice and other than changes in compensation policies of the Company made in the first quarter of 1998, increase in the base salary or other base compensation payable or to become payable by the Company or any Subsidiary to any of its or their officers, directors, or employees, or the declaration, payment, commitment, or obligation of any kind for the payment of additional base salary or base compensation to any such person exceeding $15,000 individually or $150,000 in the aggregate for all such increases;

          (e) Other than in the ordinary course of business consistent with past practice, accrual or arrangement, whether direct or indirect, for, or payment of, bonuses or special compensation of any kind, or any severance or termination pay, to any present or former officer, director, or employee of the Company or any Subsidiary exceeding $15,000 individually or $150,000 in the aggregate for all such accruals;

          (f) Event, development or occurrence of any character that, as of the date hereof has had or could reasonably be expected to have a material adverse effect on the business, assets, properties, operations, or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT") (it being agreed that for purposes of this Section 2.8(f) sales declines or operating losses in the fiscal quarter in which the date of this Agreement is included shall not be deemed to constitute a Material Adverse Effect);

          (g) Destruction of, damage to, or loss of, any material asset of the Company or any Subsidiary (whether or not covered by insurance);

          (h) Labor dispute or activity or proceeding by a labor union or threat thereof that could have a Material Adverse Effect;

          (i) Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization methods, policies, or rate) by the Company or any Subsidiary;

          (j) Entry into or amendment, modification, or termination of any Commitment (as hereinafter defined) or material contract, lease, license, promissory note, commitment, indenture, mortgage, deed of trust, collective bargaining agreement, employee benefit plan, or any other material agreement, instrument, indebtedness, or obligation to which the Company or any Subsidiary is a party, or by which it or any of its assets or properties are bound, except those agreements, amendments, or terminations effected in the ordinary course of business consistent with past practices;

          (k) Waiver or release of any right or claim of the Company or any Subsidiary or cancellation of any debts or claims, except in the ordinary course of business consistent with past practice;

          (l) Declaration or making of, or agreement to declare or make, any payment of dividends or distribution of any asset of any kind whatsoever in respect to the Company's capital stock, nor any purchase, redemption, or other acquisition or agreement to purchase, redeem, or otherwise acquire, any of such outstanding capital stock;

          (m) Citation received by the Company or any Subsidiary for any violations of any act, law, rule, regulation, or code of any governmental entity or agency which is reasonably likely to have a Material Adverse Effect on such entity;

          (n) Sale, transfer, or disposal of any of the assets, properties, or rights (tangible or intangible) of the Company or any Subsidiary other than in the ordinary course of business consistent with past practice;

          (o) Mortgage, pledge, or subjection to lien, charge, or other encumbrance, of any of the assets, properties, or rights (tangible or intangible) of the Company or any Subsidiary other than immaterial liens incurred in the ordinary course of business which do not impair the value or continued use of the asset, property or right to which they relate ("Permitted Liens");

          (p) Agreement entered into granting any preferential rights to purchase any of the assets, properties, or rights (tangible or intangible) of the Company or any Subsidiary (including management and control thereof), or requiring the consent of any party to the transfer and assignment of any such assets, properties, or rights (including management and control thereof);

          (q) Capital expenditures exceeding $100,000 made or committed to be made by the Company or any Subsidiary since the date of the Interim Balance Sheet;

          (r) Re-valuation by the Company or any Subsidiary of any of its or any of their assets;

          (s) Loan by the Company or any Subsidiary to any person or entity, guaranty by the Company or any Subsidiary of any loan, or incurrence by the Company or any Subsidiary of any indebtedness outside the ordinary course of business consistent with past practice; or

          (t) Agreement by the Company or any Subsidiary to do any of the things described in the preceding clauses (a) through (s).

          SECTION 2.9. TAX MATTERS. (a) Seller is the common parent of an affiliated group of corporations (within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code")) eligible to file consolidated federal income Tax Returns, of which the Company is a member. With respect to the taxable year ending on the Closing Date, the Seller will include the Company in its consolidated federal income Tax Return as a member of the affiliated group of which Seller is the common parent.

          (b) Except as otherwise disclosed in Section 2.9 of the Seller Disclosure Schedule, (i) the Company has filed (or joined in the filing of) when due all Tax Returns required by applicable law to be filed with respect to the Company and all Taxes shown to be due on such Tax Returns have been paid; (ii) all such Tax Returns were true, correct and complete as of the time of such filing; (iii) all Taxes relating to periods ending on or before the Closing Date owed by the Company (whether or not shown on any Tax Return) or to which the Company may be liable under Treasury Regulations Section 1.1502-6 (or analogous state or foreign provisions) by virtue of having been a member of any "affiliated group" (or other group filing on a combined or unitary basis) at any time on or prior to the Closing Date, if required to have been paid, have been paid (except for Taxes which are being contested in good faith); (iv) any liability of the Company for Taxes not yet due and payable, or which are being contested in good faith, has been provided for on the financial statements of the Company in accordance with generally accepted accounting principles; (v) there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, the Company in respect of any Tax or assessment, nor is any claim for additional Tax or assessment asserted by any Tax authority; (vi) since the inception of the Company, no claim has been made by any Tax authority in a jurisdiction where the Company does not currently file a Tax Return that it is or may be subject to Tax by such jurisdiction, nor to Sellers' knowledge is any such assertion threatened; (vii) there is no outstanding request for any extension of time within which to pay any Taxes; (viii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company; (ix) no property of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code;
(x) the Company is not a party to any lease made pursuant to former Section 168(f)(8) of the Internal Revenue Code of 1954; (xi) the Company has not filed any agreement or consent under Section 341(f) of the Code; (xii) Seller is not a "foreign person" within the meaning of Section 1445 of the Code; (xiii) no ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of the Company; (xiv) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xv) the Company has withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

          (c) For purposes of this Agreement, "TAXES" shall mean any and all federal, state, local, provincial, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties; and "TAX RETURN" shall mean any returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

          SECTION 2.10. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in Section 2.10 of the Seller Disclosure Schedule, neither the Company nor any Subsidiary has any indebtedness or liability, absolute or contingent, direct or indirect, which is not shown or provided for on the consolidated balance sheets of the Company included in the 1997 Financial Statements other than liabilities incurred or accrued in the ordinary course of business which are not material in amount (including liens for current taxes and assessments not in default) since December 31, 1997. Except as shown in such balance sheets or in the notes to the 1997 Financial Statements or set forth in Section 2.10 of the Disclosure Schedule, neither the Company nor any Subsidiary is, directly or indirectly, liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

          SECTION 2.11. INTERESTS IN REAL PROPERTY. (a) Except as disclosed in Section 2.11 of the Seller Disclosure Schedule, neither the Company nor any Subsidiary owns any real property. Section 2.11 of the Seller Disclosure Schedule sets forth a true and complete list of all real properties leased by the Company or any Subsidiary (all such properties are referred to herein, collectively and individually as the context requires, as the "PROPERTY"), including the annual rental payable thereon, the length of the term, any option to renew with respect thereto, any provisions relating to percentage rents, assignment or recapture or restricting the ability of the lessee to cease operations at the property, and the notice and other provisions with respect to termination of rights to the use thereof. Except as disclosed on
Section 2.11 of the Seller Disclosure Schedule, the Company has good leaseholds in all Property set forth in Section 2.11 of the Seller Disclosure Schedule as leased by it, in each case under valid and enforceable leases (all such leases being referred to herein as "REAL PROPERTY LEASES"). Except as disclosed on Schedule 2.11 of the Seller Disclosure Schedule, there does not exist under any Real Property Leases any default or any event which with notice or lapse of time or both would constitute a default. Except as disclosed on Section 2.11 of the Seller Disclosure Schedule, the Property is not subject to any liens (other than liens for current property taxes and assessments not in default), mortgages or encumbrances; and none of the Property is subject to any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments which has a material adverse effect on the value thereof to the Company or any Subsidiary or which interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company or any Subsidiary. The operations of the Property by the Company or any Subsidiary conform to all applicable laws, ordinances and administrative regulations. All buildings, structures, improvements and fixtures owned, leased or used by the Company or any Subsidiary in the conduct of its business at the Property conform in all material respects to all applicable codes and rules adopted by national and local associations and boards of insurance underwriters; and all such buildings, structures, improvements and fixtures are in good operating condition and repair.

          (b) To the knowledge of the Seller, there are no outstanding requirements or recommendations by any insurance company which has issued a policy covering the Property, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on the Property.

          (c) Except as set forth in Section 2.11 of the Seller Disclosure Schedule, none of the Company's or any Subsidiary's leased real properties is subject to any sublease, license or other agreement granting to any person any right to the use, occupancy or enjoyment of such property or any portion thereof; and, with respect to each such sublease, license or other agreement,
Section 2.11 of the Seller Disclosure Schedule sets forth the annual rental payment thereon, the length of the term, any option to renew with respect thereto and the notice and other provisions with respect to termination of rights to the use thereof.

          (d) The plumbing, electrical, heating, air conditioning, elevator, ventilating and all other mechanical or structural systems for which the Company or any Subsidiary is responsible under the Real Property Leases in the buildings or improvements are in good working order and condition as required under the applicable Real Property Lease, and the roof, basement and foundation walls of such buildings and improvements for which the Company is responsible under the Real Property Leases are in good condition.

          SECTION 2.12.  PERSONAL PROPERTY.  Except as set forth in Section
2.12 of the Seller Disclosure Schedule, the Company or a Subsidiary owns outright and has good title, free and clear of all title defects and objections, security interests, liens, charges and encumbrances of any nature whatsoever (other than liens for current property taxes and assessments not in default, if any and Permitted Liens) to the vehicles, equipment, furniture, fixtures and other tangible personal property owned by the Company or a Subsidiary (the "VEHICLES, FURNITURE, FIXTURES AND EQUIPMENT") and to all the machinery, equipment, furniture, fixtures, inventory, receivables and other tangible or intangible personal property reflected on the balance sheet included in the 1997 Financial Statements and all such property acquired since the date thereof, except for sales and dispositions in the ordinary course of business since such date. Except as set forth in Section 2.12 of the Disclosure Schedule, none of the title defects, objections, security interests, liens, charges or encumbrances (if any) listed on Section 2.12 of the Seller Disclosure Schedule adversely affects the value of any of the items of personal property to which it relates or interferes with its use in the conduct of business of the Company or a Subsidiary. Except as set forth in Section 2.12 of the Seller

Disclosure Schedule, the Company or a Subsidiary holds leaseholds under valid and enforceable leases in all of the Vehicles, Furniture, Fixtures and Equipment leased by it, and none of such Vehicles, Furniture, Fixtures and Equipment leased by the Company or a Subsidiary is subject to any sublease, license or other agreement of the Seller, the Company or any Subsidiary granting to any person any right to use such property (all such leases, subleases, licenses and other agreements are collectively referred to herein as "VEHICLES, FURNITURE, FIXTURES AND EQUIPMENT LEASES"). Except as disclosed in Section 2.12 of the Disclosure Schedule, neither the Company nor any Subsidiary is in breach of or default under (and no event has occurred which, with due notice or lapse of time or both, may constitute such a breach or default) any provision of any of the Vehicles, Furniture, Fixtures and Equipment Leases. Except as disclosed in Section 2.12 of the Disclosure Schedule, the Vehicles, Furniture, Fixtures and Equipment and other personal property now owned, leased or used by the Company or a Subsidiary is sufficient to carry on its business as presently conducted and all items thereof are in good operating condition and repair, normal wear and tear excepted.

          SECTION 2.13. INTANGIBLE ASSETS. (a) Section 2.13 of the Seller Disclosure Schedule sets forth a list of all registration and applications for registration related to Intellectual Property Rights material to the current operation of the Company owned by, registered in the name of, licensed to, or otherwise used in the business of the Company or any Subsidiary (the "INTANGIBLE ASSETS"). Except as set forth in Section 2.13 of the Seller Disclosure Schedule, all of such Intangible Assets are owned by the Company or a Subsidiary free and clear of any and all liens, security interests, claims, charges and encumbrances or are used by the Company or a Subsidiary pursuant to a valid and enforceable license or other agreement. Such list includes a summary description of each such application and registration, and specifies, where applicable, the registration or application number, jurisdiction and date granted or applied for and the current status thereof. As used herein, "INTELLECTUAL PROPERTY RIGHT" means any United States or foreign patent, patent right, trademark, service mark, copyright, domain name, software (source code and object code) and any application for or registration of any of the foregoing, and any trade name, trade secret, know-how, license and other intellectual property right of any nature whatsoever, including, without limitation, customer lists, supplier lists, and all other information relating to the business and operation of the Company.

          (b) To the knowledge of the Seller, none of the Intangible Assets infringes upon or unlawfully or wrongfully uses any Intellectual Property Right owned or claimed by another, and no Intellectual Property Right owned or claimed by another infringes upon or unlawfully or wrongfully uses any of the Intangible Assets. Except as set forth in Section 2.13 of the Seller Disclosure Schedule, neither the Company nor any Subsidiary has initiated or received any notice of any claim of infringement or any other claim or proceeding relating to any Intellectual Property Right owned or claimed by another, and there are no such claims pending or, to the knowledge of the Seller, threatened with respect to any of the Intangible Assets. Except as set forth in Section 2.13 of the Seller Disclosure Schedule, no present or former employee of the Company or any Subsidiary or any other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any of the Intangible Assets owned by the Company or any Subsidiary.

          SECTION 2.14. LICENSES, PERMITS AND GOVERNMENTAL APPROVALS. (a) Except as set forth in Section 2.14(a) of the Seller Disclosure Schedule and except for Licenses that are not individually or in the aggregate, material, each of the Company and its Subsidiaries has all licenses (including, but not limited to, any environmental licenses, permits, registrations or authorizations), health or other permits, franchises, authorizations and approvals from the United States, any state or local government, any foreign national or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (each a "LICENSE" and, collectively, the "LICENSES") as are required, and such licenses are sufficient to permit the continued lawful conduct of its business in the manner now conducted and the ownership, occupancy and operation of its real property for its present uses. Each material License has been issued to, and duly obtained and fully paid for by, the holder thereof and is valid, in full force and effect, and not subject to any pending or known threatened administrative or judicial proceeding to suspend, revoke, cancel or declare such License invalid in any respect.

          (b) Except as set forth in Section 2.14(b) of the Seller Disclosure Schedule, neither the Company nor any Subsidiary is in violation of any of the Licenses. The Licenses have never been suspended, revoked or otherwise terminated, subject to any fine or penalty, or subject to judicial or administrative review, for any reason other than the renewal or expiration thereof nor has any application of the Company for any License ever been denied. The operations of the Company and each of its Subsidiaries are not being conducted in a manner that violates in any material respect any of the terms or conditions under which any License was granted.

          SECTION 2.15.  COMPLIANCE WITH LAW.  Except as set forth in Section
2.15 of the Seller Disclosure Schedule, the operations of the Company and its Subsidiaries have been conducted in all material respects in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over the Company or the applicable Subsidiary and its assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, currency exchange, equal opportunity, health, environmental protection, conservation, architectural barriers to the handicapped, fire, zoning and building, occupation safety, pension, employment and employment practices, hours and terms and conditions of employment, securities and trading-with-the-enemy matters. Neither the Seller nor the Company nor any of its Subsidiaries has received notice of any material violation of any such law, regulation, order or other legal requirement, or is in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to the Company or any of its Subsidiaries or any of their assets, properties or operations.

          SECTION 2.16. LITIGATION. Except as set forth in Section 2.16 of the Seller Disclosure Schedule, there are no claims, actions, suits, proceedings, labor disputes or investigations (an "Action") pending or, to the knowledge of the Seller, threatened before any federal, state or local court or governmental, administrative or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against the Seller (to the extent such action relates to the business of the Company or any Subsidiary), the Company or any of its Subsidiaries or the officers, directors, employees or agents of the Company or its Subsidiaries, or any of their respective affiliates involving, affecting or relating to any assets, properties or operations of the Company or any of its Subsidiaries or the transactions contemplated by this Agreement that are material. Section 2.16 of the Seller Disclosure Schedule sets forth a list and a summary description of all such pending or known threatened Actions that are material. Neither the Seller, the Company nor the Subsidiaries nor any of their respective assets or properties is subject to, nor, to the knowledge of the Seller, does any basis exist for, any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that affects the Shares or the assets, properties, operations, prospects, net income or financial condition of the

Company or its Subsidiaries or which would interfere with the transactions contemplated by this Agreement.

          SECTION 2.17. CONTRACTS. Section 2.17 of the Seller Disclosure Schedule sets forth (subject to the dollar amount limitations of clause (ii) below) a true and complete list of all material contracts, agreements, instruments, commitments and other arrangements to which the Company or its Subsidiaries is a party and all, (i) contracts, agreements and commitments not made in the ordinary course of business; (ii) purchase contracts involving amounts in excess of $100,000 and supply contracts containing minimum purchase requirements in excess of $500,000, in the case of hardware vendors, and $100,000 in the case of software vendors; (iii) contracts, loan agreements, letters of credit, repurchase agreements, mortgages, security agreements, guarantees, pledge agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit; (iv) tax sharing agreements; (v) any agreement relating to Intangible Assets; (vi) agreements and other arrangements for the sale of any assets, property or rights other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights; (vii) documents granting any power of attorney with respect to the affairs of the Company or its Subsidiaries; (viii) suretyship contracts, performance bonds, working capital maintenance or other forms of guaranty agreements; (ix) contracts or commitments limiting or restraining the Company from engaging or competing in any lines of business or with any person, firm, or corporation; (x) partnership or joint venture agreements;
(xi) shareholder agreements or agreements relating to the issuance of any securities of the Company or its Subsidiaries or the granting of any registration rights with respect thereto; and (xii) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents, together with the Real Property Leases or any subleases relating thereto, Vehicles, Furniture, Fixtures and Equipment Leases, Employee Plans, Bonds, Policies and Employment and Labor Agreements, are hereinafter referred to collectively as the "COMMITMENTS" and individually as a "COMMITMENT"). Each Commitment is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity. Each of the Company and its Subsidiaries has performed all obligations, including, but not limited to, the timely making of any rental or other payments, required to be performed by it under, and is not in default or breach in respect of, any Commitment, and to the knowledge of Seller, no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach. To the knowledge of the Seller, no other party to any Commitment is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach.

          SECTION 2.18. RECEIVABLES. Except as set forth in Section 2.18 of the Seller Disclosure Schedule, all Accounts Receivable payable to or for the benefit of the Company or its Subsidiaries reflected on the Interim Balance Sheet, and those acquired by the Company or its Subsidiaries after the date thereof and prior to or on the Closing Date, were legally and validly incurred pursuant to BONA FIDE transactions in the ordinary course of business and have been collected or are (or will be) current and collectible in amounts not less than the aggregate amount thereof, net of reserves, carried (or to be carried) on the books of the Company in accordance with GAAP, and, to the knowledge of the Seller, are not subject to any counterclaims or set-offs which are not recorded in the assets of the Company. Reserves established against Accounts Receivable have been determined in accordance with GAAP and consistent with past practices.
During the period from December 31, 1997 to the Closing Date, write-offs of outstanding credit memos or unapplied cash balances included in Accounts Receivable have been made consistent with past practices. The Seller has no knowledge of any facts or circumstances generally (other than general economic conditions) which would result in any material increase in the uncollectibility of the Accounts Receivable as a class in excess of the reserves therefor set forth on the Interim Balance Sheet, the Preliminary Closing Balance Sheet or the Final Closing Balance Sheet, as applicable. The Final Closing Balance Sheet will reflect all Accounts Receivable as of the Closing Date. "ACCOUNTS RECEIVABLE" means all accounts, notes and leases receivable of the Company or any of its Subsidiaries existing on the Closing Date.

          SECTION 2.19. INVENTORIES. All inventories are of good, usable and (where for sale in the ordinary course of business) merchantable quality. All inventories are carried at not more than the lower of cost or market value, and the Interim Balance Sheet, the Preliminary Closing Balance Sheet and the Final Closing Balance Sheet, as applicable, do and will include adequate reserves, including but not limited to reserves for any obsolete inventory, and surplus inventory, in accordance with GAAP and consistent with past practices. All outstanding purchase commitments of the Company to purchase inventory are not in excess of requirements based on the historical needs of the Company and market conditions and, other than commitments for immaterial amounts made in the ordinary course of business consistent with past practice, are not at prices in excess of market prices. All outstanding purchase commitments of the Company are consistent with the types and quantities of Inventories necessary to conduct the business of the Company consistently with past practice.

          SECTION 2.20. EMPLOYEE PLANS. (a) Section 2.20(a) of the Seller Disclosure Schedule sets forth a true and complete list of all bonus, pension, stock option, stock purchase, benefit, welfare, profit-sharing, retirement, disability, vacation, severance, hospitalization, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, funds, programs or arrangements, whether written or oral, in each of the foregoing cases which cover, are maintained for the benefit of, or relate to any or all current or former employees of the Company, and any other entity ("ERISA AFFILIATE") related to the Company under Section 414(b), (c),
(m) and (o) of the Code (the "EMPLOYEE PLANS"). With respect to each Employee Plan, the Seller has furnished to the Buyer, to the extent applicable, true and complete copies of (i) all plan documents, (ii) the most recent determination letter received from the Internal Revenue Service, (iii) the latest financial statements for all tax-qualified plans, (iv) the latest Form 5500 Annual Report, including Schedule A and Schedule B thereto, (v) all related trust agreements, insurance contracts or other funding arrangements which implement any of such Employee Plans, (vi) all Summary Plan Descriptions and summaries of material modifications and all modifications thereto communicated to employees, and (vii) in the case of outstanding stock options or stock appreciation rights issued under any Employee Plan which is a stock option or stock appreciation rights plan, a list of holders, dates of grant, number of shares, exercise price per share and dates exercisable.

          (b) Each of the Employee Plans, and the administration thereof, is, and has been, in compliance with the requirements provided by any and all applicable statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. Each Employee Plan and its related trust which is intended to qualify under Section 401(a) and
Section 501(a) of the Code has heretofore been determined by the Internal Revenue Service so to qualify, and, to the knowledge of the Seller, nothing has occurred to cause the loss of such qualification. No Employee Plan is intended to be exempt under Section 501(c)(9) or 501(c)(17) of the Code. No Employee Plan is subject to Title IV of ERISA or Section 412 of the Code, and there has not been any such plan (which would be an

Employee Plan but for the fact that it is not currently maintained) during the six-year period ending on the date hereof. All required reports and descriptions of the Employee Plans (including but not limited to Form 5500 Annual Reports, Form 1024 Application for Recognition of Exemption Under
Section 501(a), Summary Annual Reports and Summary Plan Descriptions) have been timely filed and distributed as required by ERISA and the Code. Any notices required by ERISA or the Code or any other state or federal law or any ruling or regulation of any state or federal administrative agency with respect to the Employee Plans, including but not limited to any notices required by Section 204(h), Section 606 or Section 4043 of ERISA or Section 4980B of the Code, have been appropriately given.

          (c) With respect to the Employee Plans, all required contributions for all periods ending before the Closing Date have been made in full in accordance with the terms of the Employee Plans. Subject only to normal retrospective adjustments in the ordinary course, all insurance premiums have been paid in full in accordance with the terms of the Employee Plans with regard to such Employee Plans for policy years or other applicable policy periods ending on or before the Closing Date.

          (d) With respect to each Employee Plan (i) no nonexempt prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code have occurred or are expected to occur as a result of the transactions contemplated by this Agreement, (ii) no action, suit, grievance, arbitration or other manner of litigation, or claim with respect to the assets thereof of any Employee Plan (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) is pending, threatened or imminent against or with respect to any of the Employee Plans, the Company, any ERISA Affiliate or, to the knowledge of the Seller, any fiduciary, as such term is defined in Section 3(21) of ERISA ("FIDUCIARY"), including but not limited to any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct that allegedly interferes with the attainment of rights under any Employee Plan, and (iii) none of the Seller, the Company or, to the knowledge of the Seller, any Fiduciary has any knowledge of any facts which would give rise to or could give rise to any such actions, suits, grievances, arbitration or other manner of litigation, or claims with respect to any Employee Plan. None of the Seller, the Company or its directors, officers, or employees, or, to the knowledge of the Seller, any Fiduciary has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such plans.

          (e) Except as provided in Section 2.20(e) of the Seller Disclosure Schedule, neither the Company nor any ERISA Affiliate has (or has had during the six-year period ending on the date hereof) an obligation to contribute to any multi-employer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code ("MULTI-EMPLOYER PLAN").

          (f) Section 2.20(f) of the Seller Disclosure Schedule sets forth a true and complete list of all manuals, brochures or publications or similar documents of the Company or any Subsidiary regarding personnel matters and hiring, evaluation, supervision, training, termination and promotion of employees, including but not limited to the Company's affirmative action plan, if any, and all communications to employees concerning such matters. The Seller has furnished to the Buyer true and correct copies of all the documents listed in Section 2.20(f) of the Seller Disclosure Schedule.

          (g) Except as disclosed in Section 2.20(g) of the Seller Disclosure Schedule, neither the Company nor any ERISA Affiliate maintains, contributes to, or has any liability (fixed, contingent or otherwise) for medical, health, life, or other welfare benefits for terminated employees or for present employees after termination of their employment (other than any welfare benefits provided in compliance with Section 4980B of the Code,
Section 601 of ERISA or other applicable law).

          (h) There are no contracts, agreements, plans or arrangements covering any employee or former employee of the Company or the Subsidiaries with "change of control" or similar provisions with respect to a change in control of the Company (each, a "CHANGE OF CONTROL ARRANGEMENT"). There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any Subsidiary that individually or collectively could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code. Neither the Company nor any ERISA Affiliate has incurred any liability under the Worker Adjustment and Retraining Act or any similar state law relating to employment termination in connection with a mass layoff, plant closing or similar event.

          (i) Except as disclosed in Section 2.20(i) of the Seller Disclosure Schedule, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any ERISA Affiliates relating to a change in employee participation or coverage or benefits under any Employee Plan which would increase materially the expense of maintaining such Employee Plan above the level of expense incurred in respect thereof for the fiscal year ended December 31, 1997.

          SECTION 2.21. CUSTOMERS AND SUPPLIERS. Section 2.21 of the Seller Disclosure Schedule sets forth a complete and correct list of (a) all customers of the Company or any Subsidiary with whom the Company or a Subsidiary has or had a Commitment involving aggregate payments of $5,000,000 or more during the fiscal year ended December 31, 1997 and (b) any customers who accounted for more than $1,000,000 of gross sales in either of the last two fiscal years who within the last 12 months have terminated any agreement, contract or other arrangement with the Company or any Subsidiary or with whom the Company or any Subsidiary has terminated any agreement, contract or other arrangement, in each case with or without cause, prior to the stated expiration thereof. Except as disclosed on Section 2.21 of the Seller Disclosure Schedule, none of the Company's or any Subsidiary's customers or suppliers has terminated, or, to the knowledge of the Seller as of the date of this Agreement, intends to terminate or not exercise any option to renew or otherwise change significantly its relationship with the Company or any Subsidiary. Neither the Company nor any Subsidiary has granted any credit, rebate, trade-in, free return or other sales terms to customers or others which substantially differ from terms granted in the ordinary course of business consistent with past practice.

          SECTION 2.22. BONDS AND INSURANCE. (a) The Seller has furnished or will make available prior to the date the Amended Schedules are required to be delivered pursuant to Section 4.12, true, complete and accurate copies of all outstanding fidelity bonds, letters of credit, cash collateral, performance bonds and bid bonds issued to or in respect of the Company or its Subsidiaries (collectively, the "BONDS") and all policies of title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant's insurance, workers' compensation, life insurance, disability insurance, excess or umbrella insurance and any other type of insurance insuring the properties, assets, employees and/or operations of the Company or its Subsidiaries (collectively, the "POLICIES"). All premiums payable under all such Policies and Bonds have been paid timely and each of the Seller, the Company and the Subsidiaries has complied in all material respects with the terms and conditions of all such Policies and Bonds.

          (b) Except as set forth in Section 2.22 of the Seller Disclosure Schedule, all such Policies and Bonds are in full force and effect and will not in any way be affected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement; provided, however, Buyer acknowledges that all such Policies and Bonds which are maintained by the Seller or its Affiliates (other than the Company or any Subsidiary) may be terminated at 12:01 a.m. on the day immediately succeeding the Closing Date. The Seller shall use its reasonable best efforts to cause the Company and the Subsidiaries to maintain the coverage under all Policies and Bonds in full force and effect through the Closing Date. Neither the Seller, the Company nor any Subsidiary is in default under any provisions of the Policies or Bonds, and none of the Seller, the Company or any Subsidiary has received notice of any claim as to which the amount in controversy exceeds $100,000 by the Company or any Subsidiary or any other person, corporation or firm pending under any of the Policies or Bonds as to which coverage has been denied or disputed by the underwriters or issuers of such Policies or Bonds. The Policies and Bonds maintained by the Company and the Subsidiaries are adequate in accordance with industry standards, the requirements of any applicable leases and are in at least the minimum amounts required by, and are otherwise sufficient for purposes of, any currently applicable law, rule, or regulation of any federal, state or local government, agency or authority, including, without limitation, environmental regulations.

          SECTION 2.23. TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES. Section 2.23 of the Seller Disclosure Schedule, lists all contracts and arrangements entered into since July 17, 1997 between (i) the Company or any Subsidiary, on the one hand, and the Seller or any "AFFILIATE" (as defined in Rule 405 under the Securities Act of 1933, as amended (the "SECURITIES ACT")) of the Seller, on the other hand, and (ii) the Company or any Subsidiary, on the one hand, and any such officer or director of the Company, any Subsidiary, the Seller or any Affiliates of the Seller (or entity controlled by any officer or director), on the other hand, involving, in the case of this clause (ii), amounts in excess of $50,000. Since July 17, 1997, to the knowledge of the Seller, none of the officers or directors of the Company or any Subsidiary, or any spouse or member of the immediate family of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer or sales agent of the Company or any Subsidiary or has competed with or been engaged in any business of the kind being conducted by the Company or any Subsidiary, except for passive investments in publicly traded companies. Except as set forth in Section 2.23 of the Seller Disclosure Schedule, neither the Seller nor any of its Affiliates (other than the Company) owns or has any rights in or to any of the assets, properties or rights used by the Company or any Subsidiary in the ordinary course of its business. Except as set forth in Section 2.23 of the Seller Disclosure Schedule, Seller and its Affiliates provide no material services to the Company.

          SECTION 2.24. CHANGE IN OWNERSHIP. To the best of the Seller's knowledge as of the date hereof, neither the purchase of the Shares by the Buyer nor the consummation of the transactions contemplated by this Agreement will result in any event that will result in a Material Adverse Effect or in the loss of the benefits of any relationship with any customer or supplier.

          SECTION 2.25. ENVIRONMENTAL MATTERS. Notwithstanding anything to the contrary contained in this Agreement and in addition to the other representations and warranties contained herein:

          (a) The Company, its Subsidiaries and the operations of the Company and its Subsidiaries are in compliance with all applicable laws, regulations and other requirements of governmental or regulatory authorities or duties under the common law relating to toxic or hazardous substances, wastes or pollution or to the protection of health, safety or the environment (collectively, "ENVIRONMENTAL LAWS") and have obtained and maintained in effect all licenses, permits and other authorizations or registrations (collectively "ENVIRONMENTAL PERMITS") required under all Environmental Laws (other than immaterial Environmental Permits) and are in compliance with all such Environmental Permits.

          (b) Neither the Company nor its Subsidiaries has performed or suffered any act which could give rise to, or has otherwise incurred, liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ. ("CERCLA"), or any other Environmental Laws, nor has the Company received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of CERCLA to any governmental agency with respect to any of its assets.

          (c) No hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental Law and collectively referred to herein as "HAZARDOUS MATERIALS") has been released, placed, dumped or otherwise come to be located on, at, beneath or near any of the assets or properties owned or leased by the Company or its Subsidiaries or any surface waters or groundwaters thereon or thereunder, in any case in amounts that could result in a liability to the Company or any Subsidiary.

          (d) Except as disclosed on Section 2.25 of the Seller Disclosure Schedule, neither the Company nor any of its Subsidiaries owns or operates, or has ever owned or operated, aboveground or underground storage tanks.

          (e) Except as set forth in Section 2.25 of the Seller Disclosure Schedule, with respect to any or all of the real properties leased by the Company or its Subsidiaries: (i) there are no asbestos-containing materials, urea formaldehyde insulation, polychlorinated biphenyls or lead-based paints present at any such properties that could result in any liability to the Company or any Subsidiary; and (ii) there are no wetlands as defined under any Environmental Law located on any such properties.

          (f) None of the real properties leased by the Company or its
Subsidiaries: (i) has been used or is now used for the generation, transportation, storage, handling, treatment or disposal of any Hazardous Materials in any manner which could result in any liability to Company or any Subsidiary; or (ii) is identified on a federal, state or local listing of sites which require or might require environmental cleanup.

          (g) No condition exists on any of the real properties leased by the Company or its Subsidiaries that upon the failure to act, the passage of time or the giving of notice would give rise to liability under any Environmental Law.

          (h) There are no ongoing investigations or negotiations, pending or, to the knowledge of the Seller, threatened administrative, judicial or regulatory proceedings, or consent decrees or other agreements in effect that relate to environmental conditions in, on, under, about or related to the Company, its Subsidiaries, the operations of the Company or its Subsidiaries or the real properties leased by the Company or its Subsidiaries.

          (i) Neither the Company nor its Subsidiaries nor the operations of the Company or its Subsidiaries is subject to reporting requirements under the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C.
Section 11001 ET SEQ., or analogous state statutes and related regulations.

          SECTION 2.26. LABOR MATTERS. (a) Except as set forth in Section 2.26(a) of the Seller Disclosure Schedule: (i) neither the Company nor its Subsidiaries is a party to any outstanding employment, consulting or management agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission following termination of such agreement or contract; (ii) neither the Company nor its Subsidiaries is a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law or as contemplated by Section
4.2 hereof); (iii) neither the Company nor its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or the Subsidiaries, nor does the Seller know of any activities or proceedings of any labor union to organize any such employees. The Seller has furnished to the Buyer complete and correct copies of all such agreements ("EMPLOYMENT AND LABOR AGREEMENTS"). Neither the Company nor its Subsidiaries has breached or otherwise failed to comply with any provisions of any Employment and Labor Agreement, and is in full compliance with all terms of any collective bargaining agreement and there are no grievances outstanding thereunder.

          (b) Except as set forth in Section 2.26(b) of the Seller Disclosure
Schedule: (i) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or the Seller's knowledge threatened against or affecting the Company or any Subsidiary, and neither the Company nor any Subsidiary has at any time experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Company or any Subsidiary; (iii) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Company or any Subsidiary; (iv) there are no charges with respect to or relating to the Company or any Subsidiary pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; and (v) neither the Company nor any Subsidiary has formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company or any Subsidiary and no such investigation is in progress.

          SECTION 2.27.  PRODUCTS LIABILITY.  (a)(i) Except as set forth in
Section 2.27 or 2.16 of the Seller Disclosure Schedule, there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature before any court or governmental or other regulatory or administrative agency, commission or authority against or involving any product, substance or material (collectively, a "PRODUCT"), or class of claims or lawsuits involving any Product produced, distributed or sold by or on behalf of the Company or any Subsidiary which is pending or, to the knowledge of the Seller, threatened, resulting from an alleged defect in design, manufacture, materials or workmanship of any Product produced, distributed or sold by or on behalf of the Company or any Subsidiary, or any alleged failure to warn, or from any breach of implied warranties or representations, and (ii) there has not been any Occurrence (as defined below).

          (b) For purposes of this Section 2.27, the term "OCCURRENCE" shall mean any accident, happening or event which was caused or allegedly caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship including, without limitation, any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any such accident, happening or event otherwise involving, a Product (including any parts or components) manufactured, produced, distributed or sold by or on behalf of the Company or any Subsidiary which is likely to result in a claim or loss.

          SECTION 2.28. ACCOUNTS PAYABLE. Accounts Payable reflected on the Interim Balance Sheet, the Preliminary Closing Balance Sheet and the Final Closing Balance Sheet, as applicable, represent or will represent the total amount due to vendors net of reserves as of the dates thereof and have been or will be recorded in accordance with GAAP and consistent with past practices. From the date of the Interim Balance Sheet through the Closing Date other than in the ordinary course of business consistent with past practice, the recorded liability for unmatched receivers shall only be relieved upon the matching of such receivers to invoices to be paid to the vendor with respect to goods received prior to the Closing Date. From the date of the Interim Balance Sheet through the Closing Date, Accounts Payable have not been, and will not be, reduced by invalid or uncollectible Vendor Debits. "ACCOUNTS PAYABLE" means all accounts and notes payable (including without limitation unmatched receivers) of the Company or any Subsidiary existing on the Closing Date net of reserves for Vendor Debits. "VENDOR DEBITS" means all vendor debits (including, but not limited to, coop advertising credits, price protection credits, rebates, credits for returned goods, and similar items) of the Company or any Subsidiary existing on the Closing Date, whether previously deducted from an invoice or any other liability owed to the vendor or recorded on the financial statements of the Company as an Account Receivable, a reduction of Accounts Payable or otherwise.

          SECTION 2.29. VENDOR DEBITS. All Vendor Debits were legally and validly incurred pursuant to BONA FIDE transactions in the ordinary course of business prior to or on the Closing Date and are collectible in amounts not less than the aggregate amount thereof (net of reserves established in accordance with prior practice and in accordance with GAAP) and to the knowledge of Seller are not subject to any counterclaims or setoffs. The Seller has no knowledge of any facts or circumstances generally (other than general economic and industry conditions) which would result in any material increase in the uncollectibility of the Vendor Debits as a class in excess of the reserves therefor set forth on the Interim Balance Sheet, the Preliminary Closing Balance Sheet or the Final Closing Balance Sheet, as applicable.

          SECTION 2.30. ACCURACY OF INFORMATION. None of the representations, warranties or statements of the Seller contained in this Agreement, or in the Disclosure Schedule or exhibits hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

          SECTION 2.31. INVESTMENT REPRESENTATIONS. The Seller acknowledges that it is acquiring the Seller Note for investment, and without any present intention of transferring such securities to any other person, and neither the Seller nor any other person acquiring such securities directly or indirectly from the Seller shall sell or otherwise transfer such securities in a manner that would constitute a "distribution" as such term is used in the Securities Act, provided that nothing in this Section 2.31 shall prevent the Seller from transferring the Seller Note to a wholly owned subsidiary of the Seller.

          SECTION 2.32. SURVIVAL. Each of the representations and warranties set forth in this Article II shall be deemed represented and made by the Seller at the Closing as if made at such time (except Sections 2.8(f) and 2.24, which shall be deemed represented and made by the Seller as of the date hereof) and shall survive the Closing for a period terminating on the later of (a) the date 18 months after the Closing Date, and (b) with respect to claims asserted pursuant to Section 9.1 of this Agreement before the expiration of the applicable representation or warranty, on the date such claim is finally liquidated or otherwise resolved; PROVIDED, HOWEVER, that the representations and warranties in Sections 2.1, 2.2, 2.3 and 2.9 hereof shall survive until the applicable statute of limitations for third party or governmental actions has expired.

                                 ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF THE BUYER

          The Buyer hereby represents, warrants and agrees as follows:

          SECTION 3.1. CORPORATE ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and all governmental licenses, authorizations, permits, consents and approvals to own its properties and assets and to conduct its businesses as now conducted and as proposed to be conducted, except where the failure to have such licenses, authorizations, permits, consents and approvals would not have a Buyer Material Adverse Effect. The Buyer is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Buyer Material Adverse Effect.

          SECTION 3.2. VALIDITY OF AGREEMENT; AUTHORIZATION. The Buyer has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Buyer, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Buyer and no other corporate action on the part of the Buyer is necessary to authorize the execution, delivery and performance of this Agreement by the Buyer and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity.

          SECTION 3.3.  NO CONFLICT OR VIOLATION.  Except as set forth in
Section 3.3 of the Buyer Disclosure Schedule, the execution, delivery and performance by the Buyer of this Agreement does not and will not violate or conflict with any provision of the respective charter documents or by-laws of the Buyer or any of its subsidiaries and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or result in the termination of, or accelerate the performance required by, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Buyer or any of its subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets is subject, or result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of the Buyer, or result in the cancellation, modification, revocation or suspension of any of its material licenses, franchises, permits, authorizations or approvals.

          SECTION 3.4. CONSENTS AND APPROVALS. Section 3.4 of the Buyer Disclosure Schedule sets forth a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required of or to be made by the Buyer or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement

          SECTION 3.5. SEC FILINGS.

          (a)  The Buyer has delivered to the Seller:

               (i) its annual report on Form 10-K for its fiscal year ended June 28, 1997 (the "1997 FORM 10-K");

               (ii) its quarterly reports on Form 10-Q for its fiscal quarters ending September 27, 1997 and December 27, 1997 and March 28, 1998;

               (iii) its proxy or information statements relating to any meetings of, or action taken without a meeting by, the stockholders of the Buyer held since June 28, 1997; and

               (iv) all reports on Form 8-K and registration statements filed with the Securities and Exchange Commission ("SEC") since June 28, 1997.

          (b) As of its filing date, no such report or statement contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          SECTION 3.6. FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited interim financial statements (including the notes thereto) of the Buyer included in the 1997 Form 10-K and quarterly reports on Form 10-Q referred to in Section 3.5(a)(ii) present fairly, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Buyer and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any interim financial statements).

          SECTION 3.7. NO MATERIAL ADVERSE CHANGE. Since March 28, 1998, there has not been any event, development or occurrence of any character that, as of the date hereof, has had or could reasonably be expected to have a material adverse effect on the business, assets, properties, operations, or condition, financial or otherwise, of the Buyer and its subsidiaries, taken as a whole (a "BUYER MATERIAL ADVERSE EFFECT") (it being agreed that for purposes of this Section 3.7 sales declines or operating losses in the fiscal quarter in which the date of this Agreement is included shall not be deemed to constitute a Buyer Material Adverse Effect).

          SECTION 3.8. SURVIVAL. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by the Buyer at the Closing as if made at such time (except Section 3.7, which shall be deemed represented and made by the Buyer as of the date hereof) and shall survive the Closing for a period terminating on the later of (a) the date 18 months after the Closing Date, and (b) with respect to claims asserted pursuant to Section 9.1 of this Agreement before the expiration of the applicable representation or warranty, on the date such claim is finally liquidated or otherwise resolved; PROVIDED, HOWEVER, that the representations and warranties in Section 3.1 hereof shall survive until the applicable statute of limitations for third party or governmental action has expired.

                                 ARTICLE IV.
                                  COVENANTS

          SECTION 4.1. HSR ACT COMPLIANCE. The Buyer and the Seller shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed by their respective "ultimate parent" companies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT") and the rules and regulations promulgated thereunder with respect to the transactions contemplated herein. The parties shall use their reasonable efforts to make such filings promptly, to respond to any requests for additional information made by either of such agencies and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date.

          SECTION 4.2. CERTAIN CHANGES AND CONDUCT OF BUSINESS. (a) Except as set forth on Section 4.2 of the Seller Disclosure Schedule, from and after the date of this Agreement and until the Closing Date, the Company shall conduct its business solely in the ordinary course consistent with past practices and, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, it being agreed that if the Buyer does not respond to a request by the Seller for a consent under this Section 4.2(a) within 48 hours of the time of such request, the Buyer shall be deemed to have consented to such request), the Seller will not, except as required or permitted pursuant to the terms hereof, permit the Company or any Subsidiary to:

               (i) make any material change in the conduct of its businesses and operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

               (ii) make any change in its charter documents or bylaws or issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock or other ownership interests or in its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

               (iii) (A) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, other than borrowings under the Company Credit Agreement, as such agreement is in effect as of the date hereof, (B) issue any securities convertible or exchangeable for debt securities of the Company or any Subsidiary, or (C) issue any options or other rights to acquire from the Company or any Subsidiary, directly or indirectly, debt securities of the Company or any Subsidiary, or any security convertible into or exchangeable for such debt securities;

               (iv) make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except transactions pursuant to existing contracts set forth in the Disclosure Schedule and dispositions of inventory or of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

               (v) subject any of its assets, or any part thereof, to any lien, security interest, charge, interest or other encumbrance, or suffer such to be imposed other than such liens, security interests, charges, interests or other encumbrances as may arise in the ordinary course of business consistent with past practices by operation of law which will not, individually or in the aggregate, have a Material Adverse Effect on the Company or any Subsidiary;

               (vi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or declare, set aside or pay any dividends or other distribution in respect of such shares;

               (vii) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

               (viii) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or where any of the foregoing do not result in any liability to the Company or a Subsidiary on or after the Closing Date;

               (ix) make or commit to make any capital expenditure or capital contribution involving amounts in excess of $25,000 or to invest, advance, loan, pledge or donate any monies to any customers or other persons or to make any similar commitments with respect to outstanding bids or proposals except as disclosed in Section 2.7(c) of the Seller Disclosure Schedule;

               (x) except for payments under the Services Agreement (as hereinafter defined) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates;

               (xi) guarantee any indebtedness for borrowed money or any other obligation of any other person;

               (xii) fail to keep in full force and effect any Bonds or Policies comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

               (xiii) take any other action that would cause any of the representations and warranties made herein not to remain true and correct in all material respects;

               (xiv) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP or write down the value of any inventory or write off as uncollectible any Accounts Receivable except in the ordinary course of business consistent with past practices;

               (xv) settle, release or forgive any claim or litigation or waive any right in excess of $250,000;

               (xvi) make, change or revoke any election or method of accounting with respect to Taxes affecting or relating to the Company;

               (xvii) enter into any closing or other agreement or settlement with respect to Taxes affecting or relating to the Company in excess of $25,000;

              (xviii) enter into any leases or comparable transactions, including without limitation leases for real property, with annual commitments exceeding $50,000; or

               (xix)  commit itself to do any of the foregoing.

     (b) Except as disclosed in Section 4.2 of the Seller Disclosure Schedule, from and after the date hereof and until the Closing Date, the Seller shall cause the Company to use its commercially reasonable best efforts to:

               (i) maintain, in all material respects, its properties in accordance with present practices in a condition suitable for their current use;

               (ii) file, when due or required, federal, state, foreign and other Tax Returns and pay when due all Taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

               (iii) continue to conduct its business in the ordinary course consistent with past practices;

               (iv) keep its books of account, records and files in the ordinary course and in accordance with existing practices;

               (v) continue to maintain existing business relationships with suppliers and customers to the extent that such relationships are, at the same time, judged to be economically beneficial to the Company; and

               (vi) comply with all Environmental Laws; and should the Seller receive notice that there exists a violation of any Environmental Law with respect to the real properties owned or leased by the Company or any Subsidiary or the operations of the Company or any Subsidiary, the Seller shall immediately notify the Buyer in writing and shall promptly (and in any event within the time permitted by the applicable governmental authority) remove or remedy such violation in accordance with all Environmental Laws.

          SECTION 4.3. ACCESS TO PROPERTIES AND RECORDS. The Seller shall afford, and shall cause the Company and the Subsidiaries to afford, to the Buyer and the Buyer's accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Article VIII hereof) to all the properties, books, contracts, Commitments and records of the Company and the Subsidiaries (including, but not limited to, all environmental studies, reports and other environmental records) and, during such period, shall furnish promptly to the Buyer all information concerning the business, properties, liabilities and personnel of the Company and the Subsidiaries as the Buyer may request, provided that no investigation or receipt of information pursuant to this Section shall affect any representation or warranty of the Seller or the conditions to the obligations of the Buyer. At the Buyer's sole option, the Buyer shall be permitted, subject to any required landlord consent, which the Seller will use its reasonable best efforts to obtain, to conduct testing and analysis of soil, groundwater, building components, tanks, containers and equipment to confirm the condition of the real property and improvements thereon.

          SECTION 4.4. NEGOTIATIONS. From and after the date hereof, neither the Seller, the Company nor its officers or directors nor anyone acting on behalf of the Seller or such persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group (other than the Buyer or its representatives) concerning any merger, sale of substantial assets, purchase or sale of shares of common stock or similar transaction involving the Company or any division or Subsidiary thereof. The Seller shall promptly communicate to the Buyer any inquiries or communications concerning any such transaction which it may receive or of which it may become aware. As of the date hereof, none of the Seller, the Company or any Subsidiary is a party to, or bound by, any definitive agreement, agreement-in-principle, letter of intent or other agreement (other than customary confidentiality agreements which do not contain exclusivity or similar arrangements in favor of any other person) relating to any transaction or potential transaction of the type referred to in this Section
4.4. On and after the date hereof, the Seller will indemnify, defend and hold harmless the Buyer and its affiliates against any loss, claim or expense arising from any breach of the foregoing representation or any claim by any other person relating to any of the foregoing matters.

          SECTION 4.5. CONSENTS AND APPROVALS. Each of the Seller and the Buyer shall use its reasonable efforts to obtain (or, in the case of the Seller, cause the Company and the Subsidiaries to obtain) all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by it of this Agreement.

          SECTION 4.6. FURTHER ASSURANCES. Upon the request of a party or parties hereto at any time after the Closing Date, the other party or parties will forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or parties or its or their counsel may request in order to perfect title of the Buyer and its successors and assigns to the Shares or otherwise to effectuate the purposes of this Agreement.

          SECTION 4.7. REASONABLE EFFORTS. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto will use its reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

          SECTION 4.8. NOTICE OF BREACH. Through the Closing Date, each of the parties hereto shall promptly give to the other parties written notice with particularity upon having knowledge of any matter that may constitute a breach of any representation, warranty, agreement or covenant contained in this Agreement.

          SECTION 4.9. NON-COMPETITION. The Seller acknowledges that the agreements and covenants contained in this Section are essential to protect the value of the Company's business and assets and by virtue of its current relationship with the Company, the Seller has obtained such knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment. The Seller also acknowledges that the Buyer has purchased all of the outstanding shares of the Company in reliance on the covenants made by the Seller in this Section, and that the Buyer would not have acquired the shares of the Company from the Seller in the absence of the covenants made by the Seller in this Section. Therefore, the Seller agrees that for the period commencing on the date of this Agreement and ending on the fifth anniversary of the Closing Date hereunder (such period is hereinafter referred to as the "RESTRICTED PERIOD"), the Seller shall not participate or engage, directly or indirectly, for itself or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, shareholder (other than as a less-than-10% stockholder of a publicly traded company), partner, joint venturer, investor or otherwise, in the retail sale and repair of computer hardware and accessories, computer software and related products and services, including without limitation associated mail order operations (the "BUSINESS"); provided, however, that nothing in this Section 4.9 shall prevent Seller or any Affiliate of the Seller from participating or engaging in the Business or any other business through (i) its operating businesses (including, without limitation, Radio Shack and Tech America) as of the date hereof or (ii) any new entity as long as such new entity does not conduct Business through retail space occupying more than 6,000 square feet per store.

          SECTION 4.10. CONFIDENTIAL INFORMATION. Each party hereto shall not, directly or indirectly, disclose to any person or entity or use any information not in the public domain or generally known in the industry, in any form, whether acquired prior to or after the Closing Date, received from another party hereto relating to the business and operations of the Company, the Buyer, the Seller, their respective subsidiaries or affiliates, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company, the Buyer, the Seller or any of their respective subsidiaries or affiliates.

          SECTION 4.11. TRANSFER OF SELLER NOTE. The Seller shall not sell, assign, pledge, hypothecate, encumber or otherwise transfer or dispose of (each, a "TRANSFER") the Seller Note or any portion thereof without the prior written consent of the Buyer, which shall not be unreasonably withheld; PROVIDED that, prior to any such Transfer, such transferee agrees in writing to be bound by the provisions of this Agreement as if such transferee were an original signatory hereto; and PROVIDED FURTHER that the Seller may Transfer the Seller Note to a wholly-owned subsidiary of the Seller without consent of the Buyer.

          SECTION 4.12. AMENDED SCHEDULES. The Seller represents that, as of the date hereof, it has endeavored to include in the Seller Disclosure Schedule all matters responsive to the particular representation or warranty to which such Schedule relates, including all such matters which, to its knowledge, would qualify any such representation or warranty. The Seller has advised the Buyer that, once it has had an opportunity to review such matters with members of Company management, there may be additional matters to be included therein. Not later than thirty days after the date hereof, the Seller shall deliver to the Buyer an amended Seller Disclosure Schedule for the Seller Disclosure Schedule delivered on the date hereof (other than Section 4.2 of the Seller Disclosure Schedule)("AMENDED SCHEDULES") which shall provide any supplemental matters required to be disclosed thereby. The Buyer shall have a period of thirty days to review the Amended Schedules and to discuss with the Seller any supplemental information relating to the Company included therein (the "SUPPLEMENTAL INFORMATION"). At the conclusion of such thirty day period the Buyer shall notify the Seller that either (i) it accepts the Supplemental Information (or portions thereof), in which case the Amended Schedules (or the portions thereof accepted by the Buyer) shall be deemed to be (or be included in) the Seller Disclosure Schedule for purposes of this Agreement from the date hereof, or (ii) it has concluded, in its sole discretion, that the Supplemental Information (or portions thereof), together with any other matters discovered by the Buyer during the Due Diligence Period (as defined in Section 8.1(a)), permit the Buyer to deliver a Termination Notice as provided in Section 8.1(a), in which case, the provisions of such

Section 8.1(a) shall govern. If the Seller supplements Section 2.6 or 7.4 of the Seller Disclosure Schedule, the Buyer shall be entitled to supplement
Section 3.4 and 6.3 of the Buyer Disclosure Schedule. The Seller shall have no right to deliver Amended Schedules after the 30th day after the date hereof, except with the prior written consent of the Buyer, which may be withheld in its sole discretion.

          SECTION 4.13. LEASE CANCELLATION. At the request of the Buyer made at any time on or after the Closing Date, the Seller shall cancel the lease for the Company's store location at Fort Worth Outlet Square, without liability of any kind to the Company. Solely in consideration of the transactions contemplated by this Agreement, Seller shall allow the Company to continue to occupy such space for up to six months following the Closing regardless of the cancellation of such lease.

          SECTION 4.14. BENEFIT AND COMPENSATION PLANS.

          (a) The account of each person who is an employee of the Company or a Subsidiary on the Closing Date (a "COMPANY EMPLOYEE") in the Tandy Fund (the "401(k) PLAN") attributable to contributions by the Seller, the Company or an affiliate of either shall become fully vested and nonforfeitable as of the Closing. Seller shall take any actions necessary to allow lump sum distributions to be made to Company Employees from the 401(k) Plan in accordance with Section 401(k)(10) of the Code on account of the transactions described in this Agreement. Company Employees shall be allowed to elect such distributions during the period beginning no later than the close of the calendar quarter which follows, or begins on, the Closing Date, and ending on the latest date allowed under Section 401(k)(10) of the Code.

          (b) The Seller shall indemnify and hold harmless the Company, each Subsidiary, the Buyer and each of their respective affiliates, directors, officers, employees and shareholders against any liabilities (including reasonable attorneys' fees) incurred with respect to any claim, whether for payment of benefits or otherwise, related in any way to an Employee Plan.

          (c) At the Closing, the Seller shall furnish to the Buyer a complete and correct list containing the number (by location) of all employees of the Company whose employment has been terminated by the Company within the 90-day period ending on the Closing Date. The Seller shall provide the Buyer, after the Closing Date, with such detailed information relating to such employment terminations as the Buyer may reasonably request.

          (d) The Buyer will provide health care continuation coverage under the provisions of the Congressional Omnibus Budget Reconciliation Act of 1985 ("COBRA") with respect to employees of the Company and their qualified beneficiaries who properly elect such coverage and who first became entitled to make such an election on or after the Closing Date. The Seller shall provide COBRA coverage with respect to all employees of the Company and their qualified beneficiaries who were receiving or were first entitled to elect COBRA coverage as of any date preceding the Closing Date.

          SECTION 4.15. ASSIGNED INTELLECTUAL PROPERTY RIGHTS. On the Closing Date, the Seller shall assign, and cause its affiliates to assign, to the Company all right, title and interest in and to all Intellectual Property Rights (excluding software utilized by Tandy Information Services for the benefit of the Company) owned or licensed by the Seller or any Affiliate of the Seller and used primarily in the conduct of the business of the Company or any Subsidiary (the "ASSIGNED INTELLECTUAL PROPERTY RIGHTS") pursuant to an assignment agreement and other transfer documents reasonably acceptable to the Buyer. The Buyer will pay or cause the Company to pay the costs associated with the registration or recordation of the Assigned Intellectual Property that the Buyer elects to undertake after the Closing.

          SECTION 4.16. ASSET PURCHASES BY TANDY FROM THE COMPANY PRIOR TO CLOSING. Immediately prior to the Closing, the Seller shall purchase from the Company (i) the furniture, fixtures, equipment, and leasehold improvements of the Company identified in the Company's accounting records by the unit numbers set forth on Section 4.16 of the Disclosure Schedule (the "TANDY CENTER OFFICE ASSETS"), (ii) all barter credits of the Company and any Subsidiary existing immediately prior to the Closing Date, and (iii) such of the assets of the Company, determined by the Seller, identified in the Company's accounting records as Unit Numbers 29-0095 (Information Services) and 29-0096 (CC-MIS) (the "IS ASSETS") which have, in the aggregate, a net book value equal to $11,509,000 immediately prior to Closing. The purchase price for all the assets listed in this Section 4.16 shall be the net book value of such assets immediately prior to the Closing Date. The Seller shall indemnify, defend and hold harmless the Buyer, the Company and their respective Affiliates against all losses, claims and expenses arising as a result of any of the foregoing. Solely in consideration of the transactions contemplated by this Agreement, the Company shall continue to have the right to use (x) the Tandy Center Office Assets, and (y) the IS Assets purchased by the Seller pursuant to this Section 4.16 for a period of six months following the Closing Date.

          SECTION 4.17. TRANSITIONAL SERVICES. Solely in consideration of the transactions contemplated by this Agreement, the parties agree that, on and after the Closing Date, the Company shall have the right to continue to receive the services provided by the Seller under the Transitional Services Agreement dated as of July 17, 1997 (the "SERVICES AGREEMENT") between the Seller and EVP Colonial, Inc. for a period of not more than six months after the Closing Date. Without limiting the rights of the Company pursuant to the previous sentence, the Services Agreement shall be terminated as of the Closing Date with no further obligation or liability of the Company in respect thereof.

          SECTION 4.18. INSURANCE. The Buyer acknowledges that the Seller shall not be obligated to provide insurance services to the Company and the Subsidiaries after the Closing Date as provided in Section 2.22(b). To the extent the Seller has provided, or caused to be provided, to the Company or any Subsidiary any insurance coverages with respect to periods on or prior to the Closing Date, the Seller shall be responsible for claims accruing during any such time which are covered by such policies, including worker's compensation claims.

          SECTION 4.19. CONTRIBUTION OF CERTAIN ASSETS. Prior to the Closing Date, the Seller will contribute to the Company those assets consisting of pre-printed forms, signage and other assets held by the Seller as of the date hereof for use by the Company in the conduct of its business. The Seller agrees to seek to minimize the quantities thereof in existence at the Closing Date and shall refrain from replenishing such assets after the date hereof, except to the extent required for the conduct of the Company's business through the Closing Date.

          SECTION 4.20.  COMPANY'S CREDIT CARD PROGRAM.

          (a) Buyer acknowledges that the Company is a party to a certain Amended and Restated Merchant Services Agreement (Phase I) with Hurley State Bank dated as of December 29, 1994 ("MSA").

          (b) During the Initial Term (as defined in the MSA) of the MSA, to the extent the Merchant Fees and Marketing Credits (all as defined in the MSA) then in effect and payable under the MSA over a calendar quarter result in net credit card discounts that are less favorable to the Company than those that would result from multiplying the same sales figures for that quarter by the fee and credit rate factors then in effect under Buyer's agreement with the credit card issuer providing Buyer's proprietary credit card program, Seller will reimburse Buyer for the difference as provided herein. Buyer agrees to advise Seller of all rate changes after it is notified of same. Buyer will submit to Seller a bill within 30 days after the end of each calendar quarter, accompanied by calculations and all reasonable backup documentation to support its calculations. Buyer will allow Seller and its agents reasonable access to its books and records in order to verify all calculations and the basis for each.

          (c) During the Initial Term of the MSA, to the extent charges for additional services and point of sale supplies, and chargeback rates under the MSA are greater than those charged by Buyer's credit card issuer for the same sales volume from similarly situated sales outlets of the Buyer ("BUYER'S CHARGES"):

            (i) Seller and Buyer agree to take commercially reasonable steps in cooperation with each other to reduce such charges; and

           (ii) Seller agrees to reimburse Buyer one-half of the amount of which such charges exceed Buyer's Charges if not reduced; and

          (iii) Buyer shall submit a bill to Seller for such charges; and

           (iv) Buyer shall allow Seller and its agents reasonable access to its books and records during regular business hours to verify all calculations and the basis for each.

          (d) The Buyer and the Seller shall cooperate in good faith to obtain amendments or waivers of the terms of the MSA from Hurley State Bank if such amendments or waivers become, in the reasonable judgment of the Buyer or the Seller, necessary due to the exclusivity provisions or store closure provisions in the MSA. The Buyer and the Seller agree to share equally the costs of obtaining such waivers or amendments, if any, and any liabilities arising as a result of such provisions.

          (e)  With respect to any amount payable under paragraph (b), (c) or
(d) above, Seller will pay the billed amount within 10 days after receipt of the bill. If Seller disputes any portion of the bill, Seller shall pay the undisputed portion of same within 10 days after receipt of the bill, and the dispute shall be referred first to the Chief Financial Officers of each of Seller and Buyer for resolution, and if they are unable to resolve the dispute, then to the Chief Executive Officers of each of Seller and Buyer.
If such dispute is not resolved within 30 days after receipt of such bill, the Buyer shall be entitled to pursue any remedies available to it with respect to such nonpayment.

          SECTION 4.21. REAL PROPERTY LEASES. (a) At any time following the Closing, in connection with any extension or renewal of any Real Property Lease in respect of which Seller is a guarantor, Buyer shall use reasonable efforts to cause the Seller to be removed from such guaranty upon the effectiveness of such extension or renewal. If, after the Closing Date, any claim shall be made against the Seller (in its capacity as a guarantor) by any landlord (other than the Seller or any Affiliate of the Seller) under any of the Real Property Leases in respect of any default, or alleged default, by the Company under the terms of the applicable Real Property Lease, which default, or alleged default, arises from any act, omission or circumstance accruing on or after the Closing Date (a "COVERED LEASE CLAIM"), the Buyer will indemnify the Seller against any loss or expense actually incurred by the Seller in respect of such Covered Lease Claim; PROVIDED, however, that such indemnification obligation shall not be applicable with respect to (i) any default, or alleged default, by the Company arising out of any act, omission or circumstance accruing prior to the Closing Date or which constitutes a breach of Section 2.11 of this Agreement (regardless of whether the survival period with respect to the representations or warranties contained therein shall have expired and without qualification for any matter disclosed in Section 2.11 of the Seller Disclosure Schedule) or (ii) any claim that the sale of the Shares pursuant to this Agreement results in a breach of or default under the terms of the applicable Real Property Lease.

          (b) The Seller will indemnify, defend and hold the Buyer harmless from and against any Loss or expense incurred by the Buyer in respect of any claim arising from or asserting the failure of the Company to hold a valid leasehold interest in any Real Property Lease.

                                   ARTICLE V.
                                  TAX MATTERS

          SECTION 5.1. SECTION 338(h)(10) ELECTION.

          (a) With respect to sale of the Shares, the Seller and the Buyer shall jointly make a Section 338(h)(10) Election (as hereinafter defined) in accordance with applicable laws and under any comparable provision of state, local or foreign law for which a separate election is permissible and as set forth herein. The Buyer shall take all necessary steps to properly make a
Section 338(h)(10) Election in accordance with applicable laws and under any comparable provision of state, local or foreign law for which a separate election is permissible. The Buyer and the Seller agree to cooperate in good faith with each other in the preparation and timely filing of any Tax Returns required to be filed in connection with the making of such an election, including the exchange of information and the joint preparation and filing of Form 8023-A and related schedules. The Buyer and the Seller agree to report the sale of the Shares consistent with such elections and shall take no position contrary thereto unless required to do so by applicable tax law pursuant to a determination as defined in Section 1313(a) of the Code.

          (b) The Seller shall be responsible for the preparation and filing of all Section 338 Forms (as hereinafter defined) in accordance with applicable tax laws and the terms of this Agreement and shall deliver such
Section 338 Forms to the Buyer within 30 Business Days following the Seller's receipt of the Valuation (as hereinafter defined), if any. The Buyer agrees to provide the Seller with any information within the possession of the Buyer that is needed to complete the Section 338 Forms.

          (c) Seller shall provide Buyer with a draft in substantially final form of the portion of Seller's consolidated federal income tax return that relates to the Company for the taxable period that includes the Closing Date no later than the later of (i) 30 calendar days after Seller's receipt of the Valuation (as defined below) or (ii) 30 calendar days after the final determination of the Final Closing Balance Sheet pursuant to Section 1.5(a). The Purchase Price, liabilities of the Company and other relevant items shall be allocated in accordance with Section 338(b)(5) of the Code and the Treasury Regulations thereunder. The Buyer shall, at its option, determine the fair market value of the assets of the Company (the "VALUATION"). The Buyer shall be under no obligation to have the Valuation prepared by an independent appraiser. The Valuation will be provided to the Seller within 120 days after the Closing Date. The Seller shall have ten (10) Business Days after receipt of the Valuation to object to any fair market value set forth therein. Thereafter, the parties shall negotiate in good faith to agree on a final valuation. All values contained in the Valuation shall be used by each party in preparing the forms referred to in Section 5.1(b) above and all other relevant Tax Returns.

          (d) Notwithstanding any other provision of this Agreement to the contrary, Seller agrees that any income and gain or loss recognized as a result of, and in accordance with, the making of the Section 338(h)(10) Election will be included in the consolidated federal income tax return of Seller's consolidated group and any resulting tax liability will be paid by Seller, as the common parent of Seller's consolidated group. Seller further agrees that it will pay and be responsible for, and will indemnify and save Buyer and the Company harmless from, any Taxes imposed on Buyer and the Company by any state or local Tax authority resulting from Buyer's election to treat the purchase of the Shares as an asset acquisition under the statutes of any such Tax authority.

          (e) "SECTION 338 FORMS" means all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local Tax authority in connection with a Section 338(g) Election or a Section 338(h)(10) Election. Section 338 Forms shall include, without limitation, any "statement of section 338 election" and IRS Form 8023-A (together with any schedules or attachments thereto) that are required pursuant to Treas. Regs. Section 1.338-1 or Treas. Regs. Section 1.338(h)(10)-1 or any successor provisions.

          (f)  "SECTION 338(h)(10) ELECTION" means an election described in
Section 338(h)(10) of the Code with respect to the Buyer's acquisition of the Company pursuant to this Agreement. Section 338(h)(10) Election shall include any corresponding election under state or local law pursuant to which a separate election is permissible with respect to sale of the Company Shares pursuant to this Agreement.

          (g) Notwithstanding Section 5.1(a), if so requested by Buyer by written notice on or before the later of January 31, 1999 or 30 days after the date specified in the first sentence of Section 5.1(c), Seller and Buyer shall refrain from making a Section 338(h)(10) Election with respect to the sale of the Shares. In that event, Buyer shall pay to Seller within 10 days of such written notice the amount of any Incremental Tax Cost. For purposes of this paragraph, "INCREMENTAL TAX COST" shall mean the net difference, whenever realized, between (i) the combined hypothetical federal, state and local income tax benefit to the Seller attributable to sale of Shares, computed as if the parties had made the Section 338(h)(10) Election under
Section 5.1(a), and (ii) the combined actual federal, state and local income tax benefit (if any) to the Seller attributable to the sale of the Shares, assuming the absence of a Section 338(h)(10) Election and taking into account the tax benefit of any election by Seller under Section 5.4 hereof, in both cases computed without giving effect to the federal, state or local income tax consequences of the receipt of any indemnity payment under this Section 5.1(g). To the extent that the Seller recognizes a federal, state or local income tax benefit attributable to the sale of the Shares during any taxable period following the receipt of an indemnity payment under this Section 5.1(g), the Seller shall promptly refund an amount equal to such tax benefit to Buyer.

          SECTION 5.2. TAX INDEMNITY AND TAX RETURN FILINGS.

          (a) TAX INDEMNITY. Seller shall indemnify the Buyer Indemnitees (as defined in Section 9.1(a)) and hold them harmless from any Loss attributable to Pre-Closing Taxes. For purposes of this Agreement, "PRE-CLOSING TAXES" shall mean, except to the extent accrued on the Final Closing Balance Sheet, (a) all liability for Taxes of the Company or any of the Subsidiaries for Pre-Closing Tax Periods; (b) all liability resulting by reason of the several liability of the Company or any of the Subsidiaries pursuant to Treasury Regulations Section 1.1502-6 or any analogous state, local or foreign law or regulation or by reason of the Company having been a member of any consolidated, combined or unitary group on or prior to the Closing Date; (c) all liability for Taxes resulting by reason of the Company or any of the Subsidiaries ceasing to be a member of the affiliated group that includes Seller; (d) all liability attributable to any misrepresentation or breach of warranty made by Seller in Section 2.9 of this Agreement; (e) all liability for Taxes attributable to any failure to comply with any of the covenants or agreements of Seller or the Company under this Agreement; and
(f) all liability for Taxes of any other person pursuant to any contractual agreement entered into on or before the Closing Date. The indemnity limitations set forth in Section 9.1 shall not apply to any indemnity payment under this Article V, and any amounts due under this Article V shall not be applied toward the $2,000,000 limitation contained in Section 9.1. For purposes of this Agreement, "PRE-CLOSING TAX PERIOD" shall mean any taxable period ending on or before the Closing Date and the portion ending on and including the Closing Date of any Straddle Period.

          (b) PROCEDURES RELATING TO TAX CLAIMS. If a claim is made by any Tax authority which, if successful, is likely to result in an indemnity payment to Buyer or any of its affiliates pursuant to this Article V, Buyer shall notify Seller of such claim (a "TAX CLAIM"), stating the nature and basis of such claim and the amount thereof, to the extent known. Failure to give such notice shall not relieve Seller from any liability which it may have on account of this indemnification or otherwise, except to the extent that Seller is materially prejudiced thereby. Seller will have the right, at its option, upon timely notice to Buyer, to assume control of any defense of any Tax Claim (other than a Tax Claim relating solely to Taxes of the Company for a Straddle Period) with its own counsel. Seller's right to control a Tax Claim will be limited to amounts in dispute which would be paid by Seller or for which Seller would be liable pursuant to this

Article V. Costs of such Tax Claims are to be borne by Seller unless the Tax Claim relates to taxable periods ending after the Closing Date, in which event such costs will be fairly apportioned. Buyer and the Company shall cooperate with Seller in contesting any Tax Claim, which cooperation shall include the retention and, upon Seller's request, the provision of records and information which are reasonably relevant to such Tax Claim and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder. Notwithstanding the foregoing, Seller shall neither consent nor agree (nor cause the Company to consent or agree) to the settlement of any Tax Claim with respect to any liability for Taxes that may affect the liability for any state or federal income tax of the Company or any affiliated group (as defined in Section 1504(a) of the Code) of which the Company is a member for any taxable period ending subsequent to the Closing Date without the prior written consent of Buyer, and neither Seller, nor any entity related to Seller, shall file an amended Tax Return that may affect the liability for Taxes of the Company without the prior written consent of Buyer. Buyer and Seller shall jointly control all proceedings taken in connection with any claims for Taxes relating solely to a Straddle Period of the Company.

          (c) FILING OF TAX RETURNS. (i) Seller shall prepare and file all Tax Returns with the appropriate federal, state, local and foreign governmental agencies relating to the Company or any of its Subsidiaries for periods ending on or prior to the Closing Date and shall pay all Taxes due with respect to such Tax Returns. Buyer shall prepare and file, or cause to be prepared and filed, all Straddle Tax Returns required to be filed by the Company or any of its Subsidiaries and shall cause the Company to pay the Taxes shown to be due thereon, provided, however, that Seller shall promptly reimburse Buyer for the portion of such Tax that relates to a Pre-Closing Tax Period, except to the extent accrued on the Final Closing Balance Sheet. Seller will furnish to Buyer all information and records reasonably requested by Buyer for use in preparation of any Straddle Tax Returns. Buyer shall allow Seller to review, comment upon and reasonably approve without undue delay any Straddle Tax Return at any time during the forty-five (45) day period immediately preceding the filing of such Tax Return. Buyer and Seller agree to cause the Company and its Subsidiaries to file all Tax Returns for any Straddle Period on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant Tax authority will not accept a Tax Return filed on that basis. For purposes of this Agreement, "STRADDLE TAX RETURN" shall mean any Tax Return covering a taxable period commencing prior to the Closing Date and ending after the Closing Date.

          (ii) In the case of any Straddle Period, (a) real, personal and intangible property Taxes ("PROPERTY TAXES") of the Company or any of its Subsidiaries for the Pre-Closing Tax Period shall be equal to the amount of such property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and (b) the Taxes of the Company (other than property Taxes) for the portion of the Straddle Period that constitutes a Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date. For purposes of this Agreement, "STRADDLE PERIOD" shall mean any taxable period that includes (but does not end on) the Closing Date.

          (iii) Seller will cause any tax sharing agreement or similar arrangement with respect to Taxes involving the Company or any of the Subsidiaries to be terminated effective as of the Closing Date, to the extent any such agreement or arrangement relates to the Company or its Subsidiaries, and after the Closing Date neither the Company nor any Subsidiary shall have any obligation under any such agreement or arrangement for any past, present or future period.

          (d) RESPONSIBILITY FOR TAX DEFICIENCIES AND RIGHT TO RECEIVE REFUNDS. If as a result of a Change in a Pre-Closing Tax Period Tax Return or Straddle Period Tax Return, there shall result any adjustment which increases deductions, decreases income or increases credits against Income Taxes ("TAX BENEFITS") of the Company for any period beginning on or after the Closing Date, Seller shall notify Buyer of such adjustment and provide Buyer with such information as may be necessary for Buyer to take into account such increases or decreases. Buyer shall pay to Seller the amount of any refund (together with interest, if any received) or reduction of Income Tax liability resulting from such adjustment, such amount to be paid when, as and if Buyer actually realizes such refund or reduction in Income Tax liability. If as a result of a Change relating to the Company or any of its subsidiaries in a Pre-Closing Tax Period Tax Return or Straddle Period Tax Return, there shall result any adjustment which provides a Tax Benefit to the Seller Affiliated Group for a period beginning after the Closing Date, Seller shall pay to Buyer the amount of refund (together with interest, if any, received) or reduction of Income Tax liability resulting from such adjustment, such amount to be paid when, as and if Seller actually realizes such refund or reduction in Income Tax liability, provided, however, that if any such adjustment would have reduced the Incremental Tax Cost under Section 5.1(g) hereof, assuming that such adjustment existed as of the Closing Date, Seller shall make an immediate payment to Buyer in an amount equal to such reduction. "CHANGE" shall mean any audit, amendment, determination or other change in a tax return which changes the amount of Taxes paid or payable by the filer of such tax return from the amount shown thereon to be due, or which changes the amount of taxable income or loss or the amount of tax credits (including, for example, increasing a net operating loss) for a corporation included in such Tax Return.

          SECTION 5.3. OTHER TAX MATTERS. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes incurred in connection with this Agreement shall be borne and paid by the Seller when due, and the Seller will, at its own expense, timely file all necessary Tax Returns with respect to all such Taxes, and, if required by applicable law, the Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns.

          SECTION 5.4. RETENTION OF CARRYOVERS. Seller may elect to retain any and all net operating loss carryovers and capital loss carryovers of the Company under Treas. Reg. Section 1.1502.20(g). At Seller's request, Buyer will cause the Buyer Group to join with Seller in filing any necessary elections under Treas. Reg. Section 1.1502.20(g) to effect the foregoing.

          SECTION 5.5. RETENTION OF BOOKS, RECORDS, TAX SOFTWARE AND REFERENCE MATERIALS. Seller shall retain all existing files relating to Taxes and all Tax Returns for Tax Periods which end on or before the Closing Date or which include the Closing Date. Buyer shall be entitled to a copy of all existing files relating to Taxes and all Tax Returns that are retained by Seller and which relate to the operations of the Company and its subsidiaries or are necessary to file its Tax Returns after the Closing Date. If Buyer takes possession of any files from Seller, Buyer shall be responsible for the retention of such files. Computer software, library materials, casebooks, reference materials, or similar items related to Taxes and/or the preparation of tax returns shall remain the property of Seller; however, Buyer may request that software and reference materials be duplicated for its use and at its expense (including payment of applicable royalty and license fees to third parties).

                                 ARTICLE VI.
                    CONDITIONS TO OBLIGATIONS OF THE BUYER

          The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Buyer in its sole discretion:

          SECTION 6.1. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The representations and warranties made by the Seller in this Agreement and qualified as to materiality or Material Adverse Effect shall be true and correct and the representations and warranties made by the Seller in this Agreement not so qualified shall be true and correct in all material respects, in each case on and as of the Closing Date as if again made by the Seller on and as of such date, and, if the Closing Date is other than the date hereof, the Buyer shall have received a certificate dated the Closing Date and signed by the Chairman of the Board, President or Executive Vice President of Seller to that effect.

          SECTION 6.2. PERFORMANCE OF THE SELLER'S OBLIGATIONS. The Seller shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date, and the Buyer shall have received a certificate dated the Closing Date and signed by the Chairman of the Board, President or Executive Vice President of Seller to that effect.

          SECTION 6.3. CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals set forth on Section 6.3 of the Buyer Disclosure Schedule shall have been duly obtained and shall be in full force and effect on the Closing Date.

          SECTION 6.4. HSR. The waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been earlier terminated.

          SECTION 6.5. NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of the Company shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

          SECTION 6.6. NO MATERIAL ADVERSE CHANGE. During the period from December 31, 1997 to the Closing Date, there shall not have been any event, development, occurrence or change that has had or could reasonably be expected to have a Material Adverse Effect (it being agreed that for purposes of this Section 6.6, sales declines or operating losses in the fiscal quarter in which the date of this Agreement is included shall not be deemed to constitute a Material Adverse Effect).

          SECTION 6.7. OTHER CLOSING MATTERS. The Buyer shall have received such other duly executed opinions, certificates, instruments and documents in confirmation of the representations and warranties of the Seller or in furtherance of the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

          SECTION 6.8. LEGAL MATTERS. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Seller under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Seller in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Buyer.

          SECTION 6.9. INTELLECTUAL PROPERTY ASSIGNMENT. The Seller shall have executed and delivered the agreements and other instruments contemplated by Section 4.15 with respect to the Assigned Intellectual Property Rights.

                                 ARTICLE VII.
                   CONDITIONS TO OBLIGATIONS OF THE SELLER

          The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Seller:

          SECTION 7.1. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The representations and warranties made by the Buyer in this Agreement and qualified as to materiality or Buyer Material Adverse Effect shall be true and correct and the representations and warranties made by the Buyer in this Agreement not so qualified shall be true and correct in all material respects, in each case on and as of the Closing Date as if again made by the Buyer on and as of such date, and, if the Closing Date is other than the date hereof, the Seller shall have received a certificate dated the Closing Date and signed by the Chairman of the Board, the President or the Executive Vice President of the Buyer to that effect.

          SECTION 7.2. PERFORMANCE OF THE BUYER'S OBLIGATIONS. The Buyer shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date, and the Seller shall have received a certificate dated the Closing Date and signed by the Chairman of the Board, the President or the Executive Vice President of the Buyer to that effect.

          SECTION 7.3. HSR. The waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been earlier terminated.

          SECTION 7.4. CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals set forth on Section 7.4 of the Seller Disclosure Schedule shall have been duly obtained and shall be in full force and effect on the Closing Date.

          SECTION 7.5. NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

          SECTION 7.6. NO MATERIAL ADVERSE CHANGE. During the period from December 31, 1997 to the Closing, there shall not have been any event, development, occurrence or change that has had or could reasonably be expected to have a Buyer Material Adverse Effect (it being agreed that for purposes of this Section 7.6, sales declines or operating losses in the fiscal quarter in which the date of this Agreement is included shall not be deemed to constitute a Buyer Material Adverse Effect).

          SECTION 7.7. OTHER CLOSING DOCUMENTS. The Seller shall have received such other duly executed opinions, certificates, instruments and documents in confirmation of the representations and warranties of the Buyer or in furtherance of the transactions contemplated by this Agreement as the Seller or its counsel may reasonably request.

          SECTION 7.8. LEGAL MATTERS. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Buyer under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Buyer in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Seller.

                                ARTICLE VIII.
                         TERMINATION AND ABANDONMENT

          SECTION 8.1.  METHODS OF TERMINATION; UPSET DATE.

          (a) DUE DILIGENCE TERMINATION. This Agreement may be terminated by the Buyer if, on or before the close of business on the 60th day after the date hereof (the "DUE DILIGENCE PERIOD"), the Buyer shall give written notice to the Seller (a "TERMINATION NOTICE"), that, as a result of its due diligence examination of the Company and its Subsidiaries or other matters which have come to the attention of the Buyer (including, without limitation, any information disclosed in the Disclosure Schedule) ("DILIGENCE ITEMS"), the Buyer has concluded that matters, facts or circumstances involving the Company or its business exist which make it inadvisable for the Buyer to proceed with the Closing. If the Buyer delivers a Termination Notice to the Seller, the parties shall seek, in good faith, to (i) resolve any dispute regarding the subject matter(s) of such Termination Notice and to assess the financial impact (or potential financial impact) to the Company of the Diligence Items and (ii) negotiate modifications to the terms of this Agreement which allocate responsibility for such matter(s) between the Seller and the Company in an equitable manner, it being understood that, to the extent consistent with the foregoing standard, the parties will seek to allocate the burden(s) associated with such matter(s) between the Seller and the Buyer in a reasonable manner. Notwithstanding anything in this Agreement to the contrary, if the parties are unable to resolve any such differences or agree on any such modifications within ten days after a Termination Notice is given, this Agreement shall automatically terminate at such time, and the provisions of Section 8.3 shall apply in respect of such termination.

          (b) OTHER TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the
Closing:

                  (i) by the mutual written consent of the Seller and the Buyer;

                 (ii) by the Seller or the Buyer if the other party or parties hereto fail to comply in any material respect with any of its or their covenants or agreements contained herein, or breaches its or their representations and warranties in any material respect;

                (iii) by the Seller or the Buyer if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement; or

                 (iv) by the Seller or the Buyer at any time after December 1, 1998.

          SECTION 8.2. PROCEDURE UPON TERMINATION. In the event of termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party or parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by the Seller or the Buyer. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement except as provided in Sections 4.10, 8.3, 10.1, 10.4 and 10.5 hereof; PROVIDED, HOWEVER, that no termination of this Agreement pursuant to this Article VIII shall relieve any party of liability for a willful breach of any provision of this Agreement occurring before such termination.

          SECTION 8.3. TERMINATION FEE. Upon any termination of this Agreement pursuant to Section 8.1(a), the Buyer shall pay the Seller, within five Business Days after such termination is effective in accordance with the provisions of such Section 8.1(a), an amount in cash equal to $10,000,000 (the "TERMINATION FEE"). The payment of the Termination Fee to the Seller shall be the sole and exclusive remedy of the Seller in connection with the delivery of a Termination Notice.

                                 ARTICLE IX.
                               INDEMNIFICATION

          SECTION 9.1. COVERAGE. (a) Notwithstanding the Closing or the delivery of the Shares and regardless of any investigation at any time made by or on behalf of the Buyer or of any knowledge or information that the Buyer may have, the Seller shall indemnify and fully defend, save and hold the Buyer, its Affiliates and their respective directors, officers, employees, agents and attorneys, and the Company, its Affiliates (other than the Seller) and their respective directors, officers, employees, agents and attorneys (collectively, the "BUYER INDEMNITEES") harmless if any such party shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys', consultants' and experts' fees, including such fees incurred in any action or proceeding between the Buyer and the Seller), claim or cause of action (each, a "LOSS") arising out of, relating to or resulting from, or shall pay or become obligated to pay any sum on account of (i) any and all Events of Breach (as hereinafter defined) of the Seller or (ii) any Loss resulting or arising from any Action pending against the Company or any Subsidiary or against the Seller in respect of the Company or any Subsidiary, as of the Closing Date.

          (b) Notwithstanding the Closing or the delivery of the Shares and regardless of any investigation at any time made by or on behalf of the Seller or of any knowledge or information that the Seller may have, the Buyer shall indemnify and fully defend, save and hold the Seller, its Affiliates and their respective directors, officers, employees, agents and attorneys (collectively, the "SELLER INDEMNITEES") harmless if any such party shall at any time or from time to time suffer any Loss arising out of, relating to or resulting from, or shall pay or become obligated to pay any sum on account of, any and all Events of Breach of the Buyer.

          (c) As used herein, "EVENT OF BREACH" shall be and mean any one or more of the following:

               (i) any untruth or inaccuracy in any representation by the indemnitor or the breach of any warranty by the indemnitor contained in this Agreement or any certificate, schedule, exhibit or annex or other document furnished by the indemnitor to the other party pursuant to this Agreement or in connection with the Closing; and

               (ii) any failure by the indemnitor duly to perform or observe any term, provision, covenant, agreement or condition on the part of such indemnitor to be performed or observed under this Agreement.

          (d) (i) The Seller shall have no obligation to make any payment under Section 9.1(a) on account of an Event of Breach described in Section 9.1(c)(i) with respect to any representation or warranty, other than a representation or warranty contained in Sections 2.1, 2.2, 2.3 and 2.9, made in good faith without actual knowledge or notice of falsity unless the aggregate amount to which all Buyer Indemnitees are entitled by reason of all such claims exceeds $2,000,000 (the "SELLER THRESHOLD AMOUNT"), it being agreed that once such amount is exceeded, the aggregate of all such claims in excess of the Seller Threshold Amount shall be payable by the Seller on demand by the Buyer, and (ii) the aggregate liability of the Seller under
Section 9.1(a) on account of an Event of Breach described in Section 9.1(c)(i) shall not exceed the outstanding principal balance of the Seller Note at the time such claims are asserted.

          (e) (i) The Buyer shall have no obligation to make any payment under Section 9.1(a) on account of an Event of Breach described in Section 9.1(c)(i) with respect to any representation or warranty, other than a representation or warranty contained in Section 3.1, made in good faith without actual knowledge or notice of falsity unless the aggregate amount to which the Seller Indemnitees are entitled by reason of all such claims exceeds $2,000,000 (the "BUYER THRESHOLD AMOUNT"), it being agreed that once such amount is exceeded, the aggregate of all such claims in excess of the Buyer Threshold Amount shall be payable by the Buyer on demand by the Seller, and (ii) the aggregate liability of the Buyer under Section 9.1(a) on account of an Event of Breach described in Section 9.1(c)(i) shall not exceed the outstanding principal balance of the Seller Note at the time such claims are asserted.

          SECTION 9.2. PROCEDURES. If an Event of Breach occurs or is alleged and the party or parties entitled to receive the benefits of the indemnification provisions hereunder (the "INDEMNIFIED PARTY") asserts that a party or parties has become obligated to the Indemnified Party pursuant to
Section 9.1 hereof (the "INDEMNIFYING PARTY"), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall give written notice to the Indemnifying Party. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and defend, contest or otherwise protect the Indemnified Party against any such suit, action, investigation, claim or proceeding by counsel of the Indemnifying Party's choice at its sole cost and expense; PROVIDED, HOWEVER, that the Indemnifying Party shall not make any settlement or compromise without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Indemnified Party's choice and shall in any event cooperate with and assist the Indemnifying Party to the extent reasonably possible. If the Indemnifying Party fails timely to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Indemnified Party shall be entitled to recover the entire cost thereof from the Indemnifying Party, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such suit, action, investigation, claim or proceeding.

                                 ARTICLE X.
                           MISCELLANEOUS PROVISIONS

          SECTION 10.1.  SURVIVAL OF PROVISIONS.  Subject to Sections 2.32,
3.8 and 8.2 hereof, the respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement. In the event of a material breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

          SECTION 10.2. PUBLICITY. On or prior to the Closing Date, neither party shall, nor shall it permit its Affiliates to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party hereto. Notwithstanding the foregoing, in the event any such press release or announcement is required by law to be made by the party proposing to issue the same, such party shall use its best efforts to consult in good faith with the other party prior to the issuance of any such press release or announcement.

          SECTION 10.3. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          SECTION 10.4. INVESTMENT BANKERS, FINANCIAL ADVISORS, BROKERS AND FINDERS. (a) The Seller shall indemnify and defend and hold the Buyer and the Company harmless against and in respect of all claims, losses, liabilities and expenses which may be asserted against the Buyer (or any Affiliate of the Buyer) by any broker or other person who claims to be entitled to an investment banker's, financial advisor's, broker's, finder's or similar fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, by reason of his acting at the request of the Seller.

          (b) The Buyer shall indemnify and agrees to save and hold the Seller harmless against and in respect of all claims, losses, liabilities, fees, costs and expenses which may be asserted against them by any broker or other person who claims to be entitled to an investment banker's, financial advisor's, broker's, finder's or similar fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, by reason of his acting at the request of the Buyer.

          SECTION 10.5. FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, all legal, accounting and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses, except that the Seller shall pay all expenses of the Company incurred in connection with the consummation of the transactions contemplated by this Agreement except for the cost of audit of the Closing Date Balance Sheet, which shall be borne by the Buyer.

          SECTION 10.6. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

          (a)  If to the Buyer, to:

          CompUSA Inc.
          14951 North Dallas Parkway
          Dallas, Texas 75240
          Attention:  Chief Executive Officer
          Telecopy: (972) 982-4000


          with copies to:

          CompUSA Inc.
          14951 North Dallas Parkway
          Dallas, Texas 75240
          Attention: General Counsel and Secretary
          Telecopy: (972) 982-4000

          (b)  If to the Seller, to:

          Tandy Corporation
          1900 One Tandy Center
          Ft. Worth, Texas 76102
          Attention: Senior Vice President &
             Chief Financial Officer
          Telecopy: (817) 390-2647


          with a copy to:

          Tandy Corporation
          1900 One Tandy Center
          Ft. Worth, Texas 76102
          Attention: General Counsel
          Telecopy: (817) 390-2647

or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 10.6 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 10.6.

          SECTION 10.7. ENTIRE AGREEMENT. This Agreement, together with the Disclosure Schedule and the exhibits hereto, represent the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the Disclosure Schedule, exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

          SECTION 10.8. WAIVERS AND AMENDMENTS. The Seller or the Buyer may by written notice to the other: (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement; (c) waive compliance with any of the covenants of the other contained in this Agreement; (d) waive performance of any of the obligations of the other created under this Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

          SECTION 10.9. SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

          SECTION 10.10. TITLES AND HEADINGS. The Article and Section headings and any table of contents contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

          SECTION 10.11. SIGNATURES AND COUNTERPARTS. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission shall be the same as delivery of an original. At the request of either party, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          SECTION 10.12. ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          SECTION 10.13. GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the choice-of-law provisions thereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                       TANDY CORPORATION


                                       By: /s/ Dwain H. Hughes
                                           -----------------------------------
                                           Name:  Dwain H. Hughes
                                           Title: Senior Vice President


                                       COMPUSA INC.


                                       By: /s/ James F. Halpin
                                           -----------------------------------
                                           Name:   James F. Halpin
                                           Title:  President & Chief Executive
                                                   Officer

                             EXHIBITS AND SCHEDULES

     The exhibits and schedules to the Stock Purchase Agreement dated as of June 21, 1998 between CompUSA Inc. and Tandy Corporation have been omitted from this filing in accordance with Item 601(b)(2) of Regulation S-K. A list of such exhibits and schedules is contained on page (iv) of the Stock Purchase Agreement, and the Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.